The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-275430
Subject to Completion, dated January 22, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus filed on November 9, 2023 as part of registration statement on Form F-3, effective as of November 16, 2023)
$75,000,000
Vertical Aerospace Ltd.
Units, with each Unit consisting of:
One Ordinary Share
One-Half of One Tranche A Warrant to Purchase One Ordinary Share
One-Half of One Tranche B Warrant to Purchase One Ordinary Share
Ordinary Shares Underlying the Tranche A Warrants
Ordinary Shares Underlying the Tranche B Warrants

Vertical Aerospace Ltd., which we refer to as “we,” “us,” “our” or the “Company,” is offering units (the “Units”) for an aggregate offering price of $75,000,000, with each Unit consisting of: (i) one ordinary share of the Company, par value $0.001 per share (each, an “ordinary share”); (ii) one-half of one Tranche A Warrant to purchase one ordinary share (each whole warrant, a “Tranche A Warrant”); and (iii) one-half of one Tranche B Warrant to purchase one ordinary share (each whole warrant, a “Tranche B Warrant” and together with the Tranche A Warrants, the “Warrants”).
Each whole Tranche A Warrant entitles the holder thereof to purchase one ordinary share at a price of $      per ordinary share, subject to adjustment, terms and limitations as described herein (the “Tranche A Warrant Price”). The Tranche A Warrants will be immediately exercisable upon issuance and will expire at 5:00 p.m. New York City time on the earliest to occur of: (i) the satisfaction of both of the following conditions: (a) we successfully demonstrate a wing-borne flight of our VX4 prototype aircraft, which involves the aircraft (1) taking off as a Conventional Take-Off and Landing (“CTOL”) aircraft, (2) flying to high speed with lift generated by the wing and the tilt propellers facing forward, and (3) landing safely as a CTOL aircraft from such flight (the “Performance Condition”) and (b) the 10-day volume weighted average price of the ordinary shares as reported by Bloomberg Financial Markets (“Bloomberg”) commencing on the trading day immediately following the initial public disclosure by means of a press release or Form 6-K or equivalent form furnished to the Securities and Exchange Commission (the “SEC”) of the satisfaction of the Performance Condition (the “Initial Public Disclosure”) is equal to, or greater than, one hundred and three percent (103%) of the Tranche A Warrant Price (the “VWAP Condition”), the 30th calendar day following the date of the Initial Public Disclosure, and (ii) the five-year anniversary of the initial date of issuance. See also “Description of Securities We Are Offering.”
Each whole Tranche B Warrant entitles the holder thereof to purchase one ordinary share at a price of $      per ordinary share, subject to adjustment, terms and limitations as described herein (the “Tranche B Warrant Price”). The Tranche B Warrants will be immediately exercisable upon issuance and will expire at 5:00 p.m. New York City time on the five-year anniversary of the initial date of issuance. See also “Description of Securities We Are Offering.”
The ordinary shares, the Tranche A Warrants and the Tranche B Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. Pursuant to the registration statement related to this prospectus supplement, we are also registering the ordinary shares issuable upon exercise of the Warrants included in the Units offered hereby.
Our ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “EVTL.” On January 21, 2025, the last reported sales price of our ordinary shares as reported on the NYSE was $9.46 per share. There is no established trading market for the Units, Tranche A Warrants or Tranche B Warrants, and we do not intend to list the Units, the Tranche A Warrants or Tranche B Warrants on any securities exchange or nationally recognized trading system.
We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.

	Price to public	Underwriting discounts and commissions(1)	Proceeds, before expenses, to Us(2)
Per Unit	$	$	$
Total	$	$	$

(1)
We refer you to “Underwriting” for additional information regarding underwriting compensation.

(2)
The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Warrants.

In accordance with the Investment Agreement (as defined herein), Mudrick Capital Management, L.P., on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by it or its affiliates (“Mudrick Capital”), our majority shareholder and the holder of our Convertible Senior Secured Notes (as defined below), is participating in this offering. Mudrick Capital has committed to purchase $25 million of Units and has committed to a backstop for an additional up to $25 million of Units, in each case, on the same terms as those offered to the public, if the Company is not able to raise such amount in this offering from other investors. The underwriters will not receive the same underwriting discounts and commissions on any Units purchased by Mudrick Capital parties as they will on any other Units sold to the public in this offering.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT, “RISK FACTORS” BEGINNING ON PAGE 5 OF THE ACCOMPANYING PROSPECTUS, AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the Units to purchasers against payment on                 , 2025.
William Blair	Canaccord Genuity
The date of this prospectus supplement is                 , 2025.

Prospectus Supplement
Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus included in our registration statement on Form F-3 (File No. 333-275430) filed on November 9, 2023 and declared effective by the SEC on November 16, 2023, along with the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the SEC. Under this shelf registration process, we may offer from time to time various securities, of which this offering of units is a part. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, including the information incorporated by reference herein and therein, and the exhibits filed with the SEC in their entirety before making an investment decision.
We have not, and the underwriters have not, authorized anyone to provide you with information, or to make any representation, different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.
We are not, and the underwriters are not, making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of the securities under the laws and regulations in force in the jurisdiction to which you are subject or in which you make your purchase, offer or sale, and neither we nor the underwriters will have any responsibility therefor.
This prospectus supplement and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement are the property of their respective owners.

S-i

Information contained on, or that can be accessed through, our website does not constitute part of this prospectus supplement or any related free writing prospectus.
As used in this prospectus, unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” “registrant,” “Company” and “Vertical” mean Vertical Aerospace Ltd. and its subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.
We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.
No action is being taken in any in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to an offering pursuant to and the distribution of this prospectus applicable to that jurisdiction.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus (including information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.
In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:
•
Our limited operating history and that we have not yet manufactured any non-prototype aircraft or sold any aircraft to electric vertical takeoff and landing (“eVTOL”) aircraft customers;

•
Our business plans require a significant amount of capital and we may not be able to raise additional funds when we need or want them, or at all, to fund our operations, which could force us to curtail or even cease our planned operations and the pursuit of our growth strategy;

•
Our limited cash and cash equivalents, recurring losses from operations and dependency on raising additional capital indicate that a material uncertainty exists that may cast significant doubt (or substantial doubt as contemplated by PCAOB standards) regarding our ability to continue as a going concern;

•
If we are unable to produce, certify or launch aircraft in the volumes or timelines projected;

•
Our aircraft may not perform at the level we expect and may potentially have defects;

•
Our dependence on our partners and suppliers for the components in our aircraft and for our operational needs;

•
Being an early-stage company with a history of losses, we expect to incur significant expenses and continuing losses in the foreseeable future;

•
Our markets are still in relatively early stages of growth, and such markets may not continue to grow, grow more slowly than we expect or fail to grow as large as we expect;

•
Any accidents or incidents involving eVTOL aircraft developed by us or our competitors could harm our business;

•
Our eVTOL aircraft may not be certified by transportation authorities for production and operation within any projected timeline, or at all;

•
All of the pre-orders we have received for our aircraft are conditional and may be terminated at any time by either party and any pre-delivery payments may be fully refundable upon certain circumstances;

•
Our business has grown rapidly and expects to continue to grow significantly, and any failure to manage that growth effectively could harm our business;

•
Our dependence on recruiting and retaining our senior management team and other highly skilled personnel;

•
We previously identified material weaknesses in our internal controls over financial reporting, which if we fail to properly remediate, could adversely affect our results of operations, investor confidence in us and the market price of our ordinary shares; and

S-iii

•
other risks and uncertainties described in the sections entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement.

Many important factors, in addition to the factors described above and in other sections of this prospectus, could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from estimates or forward-looking statements. We qualify all of our estimates and forward-looking statements by these cautionary statements.
The estimates and forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any estimate or forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties described in the sections entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement.

S-iv

FREQUENTLY USED TERMS
“2021 Incentive Plan” means the Vertical Aerospace Ltd. 2021 Incentive Award Plan, as amended and restated.
“Articles” means the fourth amended and restated memorandum and articles of association of Vertical Aerospace Ltd., as amended from time to time.
“Board” means the board of directors of the Company.
“Business Combination” means the business combination transaction with Broadstone Acquisition Corp. as contemplated by the Business Combination Agreement.
“Business Combination Agreement” means the Business Combination Agreement, dated as of June 10, 2021, as amended, by and among Broadstone Acquisition Corp., Vertical Merger Sub Ltd., Vertical, VAGL and the VAGL Shareholders.
“Companies Act” means the Companies Act (as amended) of the Cayman Islands, as amended, modified, re-enacted or replaced.
“Convertible Notes Warrants” means the 4,000,000 warrants, which are exercisable for one-tenth of an ordinary share each, with an exercise price of $115.00 per whole ordinary share (subject to adjustment), and which were issued to Mudrick Capital or its affiliates pursuant to the Convertible Senior Secured Notes Subscription Agreement.
“Convertible Senior Secured Notes” means the convertible senior secured notes due 2028 of Vertical, which bear interest at a rate of 10.00% per annum for cash interest or 12.00% per annum paid-in-kind at the election of Vertical that is paid semi-annually.
“Convertible Senior Secured PIK Shares” means the ordinary shares representing the total amount of PIK Interest that may be issued to Mudrick Capital or its affiliates.
“EMI Option Agreements” means certain option agreements entered into on March 15, 2022 between the Company and certain employees of the Company and its subsidiaries as replacement option agreements for share options previously granted over shares in VAGL that were exchanged for options of equivalent value over ordinary shares in the Company, which options are intended to be tax qualifying enterprise management incentive options under Schedule 5 of the UK Income Tax (Earnings and Pensions) Act 2003.
“Earn Out Shares” means 3,500,000 ordinary shares (as adjusted) issued at the closing of the Business Combination to the VAGL Shareholders and Loan Note Holders, which are held subject to restrictions and are subject to forfeiture until Vertical satisfies certain milestones.
“Equity Subscription Line” means the commitment of Nomura Securities International, Inc. to purchase up to $100 million in aggregate gross proceeds of our ordinary shares pursuant to the Purchase Agreement, subject to certain limitations and conditions set forth in the Purchase Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Flightpath 2030” means Vertical’s strategy and 2030 goals, as announced in November 2024.
“IA Investment Agreement” means the Investment Agreement dated as of February 22, 2024, by and among Vertical and Imagination Aero, in respect of a commitment by Mr. Stephen Fitzpatrick to provide up to $50 million of funding to the Company in the form of an equity investment.
“Imagination Aero” means Imagination Aero Investments Limited.
“Investment Agreement” means the Investment Agreement dated as of December 20, 2024, by and among the Company, VAGL, Imagination Aero, and Mudrick Capital.
“LNH Lock-Up Agreement” means the Lock-Up Agreement entered into by the Loan Note Holders at the closing of the Business Combination.

S-v

“Loan Note Holders” means Microsoft Corporation and Rocket Internet SE (each a Loan Note Holder).
“MC Lock-Up Agreement” means the Lock-Up Agreement dated as of December 23, 2024, by and among, Vertical and Mudrick Capital.
“Mudrick Capital” means Mudrick Capital Management L.P., on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by it or its affiliates.
“NYSE” means the New York Stock Exchange.
“ordinary shares” means the ordinary shares, par value $0.001 per share, of Vertical Aerospace Ltd., unless otherwise specified.
“PFIC” means passive foreign investment company.
“PIK Interest” means the 12.00% per annum paid-in-kind interest that can be paid semi-annually, at our option, and are convertible for ordinary shares due under the Convertible Senior Secured Notes.
“Purchase Agreement” means the share purchase agreement, dated as of August 5, 2022, and amended and restated on September 22, 2022, by and between Vertical and Nomura Securities International, Inc.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933.
“SF Lock-Up Agreement” means the Lock-Up Agreement dated as of December 23, 2024, by and among, Vertical, Stephen Fitzpatrick, and Imagination Aero.
“SF Warrants” means warrants of the Company governed by the SF Warrant Instrument, dated March 13, 2024, entitling the holder or holders thereof to purchase one-tenth of an ordinary share at an adjusted strike price of $50.00 per whole ordinary share.
“VAGL” means Vertical Aerospace Group Ltd., a private limited company incorporated under the laws of England and Wales and a wholly-owned subsidiary of Vertical Aerospace Ltd.
“VAGL Shareholders” means the shareholders of VAGL named as a party to the Business Combination Agreement.
“VAGL Shareholder Lock-Up Agreement” means the Lock-Up Agreement entered into by the VAGL Shareholders at the closing in connection with the Business Combination.
“Warrant Agreement” means the form of warrant agreement to be entered into by and between the Company and Continental Stock Transfer & Trust Company, a New York Limited Purpose Trust Company, as warrant agent, that will govern the Tranche A Warrants and the Tranche B Warrants.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by herein and therein, which are described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement. You should also carefully consider the matters discussed in the sections in this prospectus supplement and in the accompanying prospectus titled “Risk Factors” and the other information that we incorporate by reference into this prospectus supplement, including the section titled “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023.
Overview
Our vision is to transform how the world moves. We are a global aerospace and technology company that is pioneering electric aviation, focused on designing, manufacturing and selling a zero operating emission eVTOL aircraft for use in the advanced air mobility market, using the most cutting-edge technology from the aerospace, automotive and energy industries.
Founded in 2016, we come from a deep aerospace and automotive mindset and have designed, built and flown two sub-scale prototype eVTOL aircraft in 2018 and 2019. We are currently developing, and are progressing towards the certification of, our flagship eVTOL, the VX4 in 2028. Our first full-scale VX4 prototype commenced flight testing in July 2023 and successfully progressed through its thrustborne flight-test program. Our second, more advanced, full-scale VX4 prototype commenced flight tests in July 2024, achieving the milestone of piloted thrustborne flight maneuvers in January 2025. The assembly of our third full-scale VX4 prototype, identical to the second, is underway. Both our second, and soon to be third, prototypes include much of our strategic partners’ technology that we plan to incorporate into our final certification aircraft.
In March 2023, the United Kingdom’s Civil Aviation Authority (“CAA”) issued an eVTOL Design Organisation Approval (“DOA”) to our wholly-owned subsidiary, Vertical Aerospace Group Limited (“VAGL”). UK and European aerospace companies cannot hold a type certificate without being granted a DOA. The DOA authorises VAGL to conduct design activities and issue design approvals within the DOA’s scope of approval. In July 2024, the CAA expanded the scope of our DOA and agreed its certification cooperation with the European Union Aviation Safety Agency (“EASA”) on certification activities for the VX4.
We are targeting the VX4 to be capable of transporting a pilot and up to four passengers at entry into service, traveling distances of up to 100 miles, and achieving cruise speeds of 150 miles per hour, while producing minimal noise and zero operating emissions.
In November 2024, we launched Flightpath 2030, our strategy for market leadership before the end of the decade through embedding a pioneering culture, redefining aerospace best practice, intelligent partnering and being safety obsessed.
Recent Developments
Mudrick Capital Funding Commitment
Investment Agreement
On December 20, 2024, the Company entered into an investment agreement (the “Investment Agreement”), by and among the Company, VAGL, Imagination Aero Investments Limited (“Imagination Aero”), a company wholly owned by Mr. Fitzpatrick, and Mudrick Capital. Once consummated, the terms of the Investment Agreement would provide funding for the Company’s operations towards the end of 2025. The Investment Agreement includes a commitment from Mudrick Capital to fund up to $50 million to the

Company in the next funding round, which is this offering, with $25 million funded on a non-contingent basis, and a backstop commitment for an additional $25 million to be funded by Mudrick Capital if the Company is not able to raise such amount in this offering. The closing of the funding commitment by Mudrick Capital is conditional upon the Company’s undertaking in good faith a robust equity raise process and certain other customary closing conditions.
Pursuant to the Investment Agreement, all obligations under the SF Investment Agreement, dated February 22, 2024, between the Company and Imagination Aero, are deemed expired, including in respect of the outstanding funding commitment thereunder regarding a second tranche of $25 million, with obligations being replaced by the right for Stephen Fitzpatrick to participate for $25 million in this offering on the same economic terms as other investors, or in the event he elects not to participate in this offering, a 12-month option to invest $25 million in ordinary shares of the Company at a strike price equal to the per share purchase price paid by investors in this offering.
Governance Matters
In accordance with the terms of the Investment Agreement, the Company convened an extraordinary general meeting on December 23, 2024 (the “EGM”) for the purpose of holding a vote on the adoption of its Fourth Amended and Restated Memorandum and Articles of Association (“Articles”), which amends and restates the Company’s third amended and restated memorandum and articles of association then in effect to provide for, among other things:
•
the majority of the members of the board of directors of the Company (the “Board”) to be independent;

•
Mudrick Capital to acquire certain director nomination rights, proportionate to its share ownership percentage, and certain consent rights in respect of any amendments to such director nomination rights as well as changes to the composition of the Board; and

•
Stephen Fitzpatrick to remain on the boards of the Company and VAGL (while receiving no compensation for service on either board) so long as his ultimate shareholding in the Company remains above 3% (the “SF Entitlement”).

The EGM approved the amendments to the Articles, which came into effect as of December 23, 2024.
Furthermore, in accordance with the terms of the Investment Agreement, on December 23, 2024, the Company entered into a termination agreement with Stephen Fitzpatrick, pursuant to which the parties agreed to terminate the SF Reserved Matters Letter Agreement, dated as of March 13, 2024, setting forth certain corporate governance rights granted by the Company to Mr. Fitzpatrick.
Supplemental Indentures and Partial Conversion
On December 23, 2024, as contemplated by the Investment Agreement, the Company entered into the first supplemental indenture (the “First Supplemental Indenture”) with U.S. Bank Trust Company, National Association, acting as trustee and collateral agent (the “Trustee”). The First Supplemental Indenture sets forth certain amendments to the indenture dated December 16, 2021, between the Company and the Trustee (the “Indenture”), under which the Company’s 7.00% / 9.00% Convertible Senior Secured PIK Toggle Notes due 2026 were issued (the “Convertible Senior Secured Notes”). The amendments include: (i) effective December 15, 2024, increasing the interest rate applicable to the Convertible Senior Secured Notes to 10.00% for cash interest and 12.00% for PIK interest; (ii) extending the maturity date of the Convertible Senior Secured Notes to December 15, 2028; and (iii) providing for a fixed conversion price of $2.75 per ordinary share for half of the principal amount of the Convertible Senior Secured Notes and $3.50 per ordinary share for the other half.
Following the execution of the First Supplemental Indenture, in accordance with the Investment Agreement, the holders of the Convertible Senior Secured Notes delivered conversion notices to the Company for the conversion of half, or approximately $130 million in principal amount, of the Convertible Senior Secured Notes at a fixed conversion price of $2.75 per ordinary share (the “Partial Conversion”), which resulted in the issuance of 47,343,585 ordinary shares (the “Conversion Shares”) by the Company to the holders of the Senior Secured Convertible Notes. Immediately following the Partial Conversion, the Company had 69,542,515 ordinary shares issued and outstanding (excluding ordinary shares held in treasury).
Following the Partial Conversion, as contemplated by the Investment Agreement, the Company and VAGL entered into the second supplemental indenture to the Indenture (the “Second Supplemental Indenture”) with the Trustee, pursuant to which VAGL became a guarantor of the Convertible Senior Secured Notes under the Indenture on a senior secured basis.
Following the Partial Conversion, in accordance with the Investment Agreement, Mudrick Capital executed a Waiver, dated December 23, 2024 (the “Waiver”), granting waivers to the Company in respect of certain existing and potential defaults, as well as any events of default potentially resulting therefrom, under the Indenture, subject to certain terms and conditions specified therein.
Operational Developments
In 2024, our second VX4 prototype achieved its piloted, untethered vertical take-off and landing, powered by its proprietary battery packs delivering up to 1.4 MW of peak power. The prototype then progressed from piloted hover flight to piloted, low-speed manoeuvres using lift generated by the propellers.
In January 2025, we took another significant step in its testing program by successfully completing our first piloted thrustborne flight maneuvers. The milestone was achieved after the business received approval from the CAA to expand its Permit to Fly, enabling us to progress from piloted thrustborne hover to piloted thrustborne low-speed flight maneuvers at altitude. The latest flight included roll, yaw and spot turn maneuvers.
Our VX4 aircraft has now progressed from piloted hover flight to piloted, low-speed maneuvers using lift generated by the propellers. Thrustborne flights are designed to assess the aircraft’s stability, battery efficiency, control characteristics, aerodynamics, structural and dynamic loads and performance across different speeds, enabling further assessment of how the VX4 behaves under real-world flight conditions.
Changes to Board Composition
On January 14, 2025, the Board appointed Dómhnal Slattery to serve as a director of the Company and chairman of the Board, effective immediately. Mr. Slattery rejoins the Board after previously serving as its Chairman from January 2022 to August 2023.
Mr. Slattery is one the world’s leading aircraft leasing and finance pioneers having founded and built Avolon and SMBC Aviation into leading industry players. Mr. Slattery has extensive capital markets expertise and understanding of and track record in the global aviation sector. He is also CEO and Chairman of Clahane Capital. Mr. Slattery has been widely recognized for his exceptional contributions to the aviation industry. He was the 2023 recipient of the International Society of Transport Aircraft Trading (ISTAT) Award and the “Outstanding Contribution to the Aviation Industry” award at the Aviation Industry Awards in 2016. He was also awarded an honorary doctorate from Dublin City University in 2022 and the NYU Lewis L Glucksman Award for Ethical Leadership in 2020 — both of which recognized his contribution to aviation and entrepreneurship. Mr. Slattery has a Bachelor of Commerce from University College Galway and is a graduate of the Accelerated Development Programme from the London Business School.
Mr. Slattery’s appointment was proposed by Mudrick Capital pursuant to its director nomination rights set forth in the Company’s Articles.
On January 22, 2025, Stephen Fitzpatrick communicated to the Company that he intends to resign from the Board following the closing of this offering.
Delisting of Company’s Existing Public Warrants
On November 15, 2024, the New York Stock Exchange (the “NYSE”) notified us, and publicly announced, that the NYSE determined to commence proceedings to delist the Company’s public warrants, ticker symbol “EVTLW” (the “Public Warrants”), from the NYSE and that trading in the Public Warrants would be suspended immediately. The Public Warrants were issued in exchange for public warrants of

Broadstone Acquisition Corp. in connection with the Company’s business combination therewith. The notice indicated that the NYSE has determined that the Public Warrants are no longer suitable for listing based on “abnormally low selling price” levels, pursuant to Section 802.01D of the NYSE Listed Company Manual.
On December 4, 2024, the NYSE filed a Form 25 with the SEC, removing the Public Warrants from their listing on the NYSE. We do not intend to appeal the NYSE’s determination to delist the Public Warrants.
Cash Position
As of December 31, 2024, we had £22.5 million of cash and cash equivalents on hand. This information regarding our cash position as of December 31, 2024 in this prospectus supplement is preliminary and subject to adjustment, and has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.
Corporate Information
The mailing address of our principal executive office is Unit 1 Camwal Court, Chapel Street, Bristol BS2 0UW, United Kingdom, and our telephone number is +44-177 457 2094. Our website address is https://www.vertical-aerospace.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely for informational purposes. Our agent for service of process in the United States is Cogency Global Inc.

THE OFFERING
Units offered by us
Units with an aggregate offering price of $75,000,000, with each Unit consisting of (i) one ordinary share; (ii) one-half of one Tranche A Warrant; and (iii) one-half of one Tranche B Warrant. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities.
This prospectus supplement also relates to the ordinary shares issuable upon exercise of the Tranche A Warrants and the Tranche B Warrants.
Ordinary shares to be outstanding after this
offering
        Shares (assuming no exercise of the Tranche A Warrants or the Tranche B Warrants).
Tranche A Warrants
Each whole Tranche A Warrant will be exercisable for one ordinary share. The Tranche A Warrants will be immediately exercisable upon issuance and have an exercise price of $     per share. The Tranche A Warrants will expire on the earliest to occur of: (i) if both the Performance Condition and the VWAP Condition are satisfied, the 30th calendar day following the date of the Initial Public Disclosure, and (ii) the five-year anniversary of the initial date of issuance.
Tranche B Warrants
Each whole Tranche B Warrant will be exercisable for one ordinary share. The Tranche B Warrants will be immediately exercisable upon issuance, have an exercise price of $     per share, and have a term of five years from the initial date of issuance.
Use of proceeds
We estimate that the net proceeds to us from this offering will be approximately $      million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We will also receive up to an aggregate of $      million from the exercise of the Tranche A Warrants and $      million from the exercise of the Tranche B Warrants, assuming the exercise in full of all of the Tranche A Warrants or the Tranche B Warrants for cash. If the Tranche A Warrants or the Tranche B Warrants are exercised pursuant to a cashless exercise feature under the limited circumstances in which such exercises are permitted, we will not receive any cash from these exercises.
We intend to use the net proceeds of this offering to fund our research and development expenses as we continue to develop our eVTOL aircraft and our expenditures in the expansion of our testing and certification capacities, as well as for general working capital and other general corporate purposes. Our management will have broad discretion over the use of proceeds from the sale of the offered securities. See the section titled “Use of Proceeds” for additional information.
Risk factors
See the sections titled “Risk Factors” beginning on page S-7 of this prospectus supplement and page 5 of the accompanying prospectus, and in our Annual Report on Form 20-F for the year ended December 31, 2023, and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our securities.
Lock-up agreements
Our executive officers, directors and 10% or greater shareholders have agreed, for a period of 60 days after the date hereof, subject to certain exceptions, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of any ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares without the prior written consent of William Blair & Company L.L.C. and Canaccord Genuity LLC (the “representatives”).
New York Stock Exchange symbol
Our ordinary shares are listed on the New York Stock Exchange under the symbol “EVTL.”
The number of ordinary shares to be outstanding after this offering is based on 69,552,721 ordinary shares outstanding as of January 17, 2025, which excludes the following:
•
1,016,003 ordinary shares issuable upon the exercise of share options outstanding as of January 17, 2025, having a weighted-average exercise price of $2.43 per share;

•
40,123 ordinary shares issuable upon the vesting and settlement of restricted share units (“RSUs”) outstanding as of January 17, 2025;

•
7,768,705 ordinary shares reserved for issuance pursuant to future equity awards under our 2021 Incentive Award Plan and the EMI Option Agreements as of January 17, 2025, as well as any future increases in the number of ordinary shares reserved for future issuance under this plan;

•
37,198,532 ordinary shares issuable upon the conversion of the Company’s Convertible Senior Secured Notes outstanding as of January 17, 2025; and

•
7,388,993 ordinary shares issuable upon the exercise of warrants outstanding as of January 17, 2025.

In addition, unless we specifically state otherwise, all information in this prospectus supplement reflects and assumes the following:
•
no exercise of outstanding share options or warrants, no conversion of outstanding convertible notes, no issuance of ordinary shares under our 2021 Incentive Award Plan and the EMI Option Agreements or vesting and settlement of RSUs subsequent to January 17, 2025; and

•
no exercise of the Tranche A Warrants or Tranche B Warrants issued in this offering.

RISK FACTORS
Investing in any securities offered pursuant to this prospectus supplement involves risks. You should carefully consider the risk factors included in this prospectus supplement and the accompanying prospectus. You should also consider the risks, uncertainties and assumptions set forth in our most recent Annual Report on Form 20-F, which is incorporated herein by reference, and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated herein by reference, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could affect our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Related to This Offering
Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.
Our management will have broad discretion over the use of proceeds from this offering. We currently intend to use the net proceeds from this offering to fund our research and development expenses as we continue to develop our eVTOL aircraft and our expenditures in the expansion of our testing and certification capacities, as well as for working capital and other general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our results of operations or enhance the value of our ordinary shares.
There is no established public trading market for the Units being offered in this offering or the Tranche A Warrants and Tranche B Warrants included in the Units, and we do not expect markets to develop for these securities.
There is no established trading market for the Units being offered in this offering or the Tranche A Warrants and Tranche B Warrants included in the Units, and we do not expect markets to develop for these securities. In addition, we do not intend to apply to list the Units, the Tranche A Warrants or Tranche B Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Units, Tranche A Warrants and Tranche B Warrants will be limited.
The sale of our Units in this offering and any future sales of our ordinary shares or other securities, or the perception that such sales could occur, may depress our share price and our ability to raise funds in new equity offerings.
The number of ordinary shares included in the Units and underlying the Tranche A Warrants and Tranche B Warrants to be sold in this offering may result in an immediate decrease in the trading price of our ordinary shares. This decrease may continue after the completion of this offering. We cannot predict the effect, if any, that the availability of ordinary shares for future sale represented by the Tranche A Warrants and Tranche B Warrants issued in connection with the offering will have on the trading price of our ordinary shares from time to time. The sale, or even the possibility of a sale, of the ordinary shares underlying the Tranche A Warrants and Tranche B Warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing.
In connection with this offering, our executive officers, directors and shareholders holding more than 10% of our issued and outstanding ordinary shares have entered into lock-up agreements with the underwriters under which they have agreed, subject to specific exceptions described in the section titled “Underwriting,” not to dispose of or hedge any of our ordinary shares or securities convertible into or exchangeable for ordinary shares during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the representatives. Certain of our shareholders are subject to other additional lock up periods. Such ordinary shares will, however, be able to be resold after the expiration of the lock up periods, as well as pursuant to customary exceptions thereto or upon the waiver of the lock up arrangements. The ordinary shares of certain of our affiliates will only be able to be resold pursuant to the requirements of Rule 144. For additional information, see “Shares Eligible for Future Sale — Registration Rights.”
Further, ordinary shares issued upon the exercise of outstanding warrants, upon conversion of outstanding Convertible Senior Secured Notes or upon the exercise or settlement of outstanding awards under our equity incentive plans, or pursuant to future awards granted under those plans, will become available for sale in the public market to the extent permitted by the provisions of applicable vesting schedules and applicable law.
Moreover, as of the date of this prospectus supplement, holders of a substantial number of ordinary shares have rights, subject to conditions, to require us to file registration statements covering their ordinary shares or to include their ordinary shares in registration statements that we may file for ourselves or other shareholders. For additional information, see “Shares Eligible for Future Sale”
The availability of such a significant number of ordinary shares for trading in the public market may have an adverse effect on the market price of our ordinary shares.
The Tranche A Warrants and the Tranche B Warrants are speculative in nature. You may not be able to recover your investment in the Tranche A Warrants and the Tranche B Warrants, and they may expire worthless. Holders of Tranche A Warrants and Tranche B Warrants will have no rights as shareholders until such holders exercise their Tranche A Warrants and Tranche B Warrants and acquire our Ordinary Shares.
Except as otherwise set forth in the Warrant Agreement, the Tranche A Warrants and Tranche B Warrants offered in this offering do not confer any rights of ordinary share ownership on their holders, such as voting rights, but rather merely represent the right to acquire ordinary shares at a fixed price for a limited period of time. Until holders of Tranche A Warrants or Tranche B Warrants acquire ordinary shares upon exercise of the Tranche A Warrants or Tranche B Warrants, as applicable, such holders will have no rights as shareholders with respect to the ordinary shares issuable upon exercise of such Tranche A Warrants or Tranche B Warrants, as applicable. Specifically, holders of the Tranche A Warrants may exercise their right to acquire the ordinary shares and pay an exercise price of $         per share, from time to time, until the earlier to occur of (i) if both the Performance Condition and the VWAP Condition are satisfied, the 30th calendar day following the date of the Initial Public Disclosure, and (ii) the five-year anniversary of the initial date of issuance, after which date any unexercised Tranche A Warrants will expire and have no further value. Holders of Tranche B Warrants may exercise their right to acquire ordinary shares and pay an exercise price of $         per share, from time to time, until the five-year anniversary of the initial date of issuance, after which date any unexercised Tranche B Warrants will expire and have no further value.
Purchasers of Units in this offering will experience immediate and substantial dilution in the book value of their investment.
The public offering price per Unit is substantially higher than the as adjusted net tangible book value per ordinary share. Therefore, if you purchase Units in this offering, the price you will pay for each Unit will substantially exceed the as adjusted net tangible book value per share after the completion of this offering. Based on the public offering price of $      per Unit, you will experience immediate dilution of $      per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2024 and the public offering price per Unit. Furthermore, if outstanding options or warrants are exercised, outstanding Convertible Senior Secured Notes are converted or additional RSUs vest and settle, you could experience further dilution. See the section titled “Dilution” for a more detailed description of the dilution to new investors participating in this offering.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we expect to offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in the future. We cannot assure you that we will be able to sell ordinary shares or other securities in any other offering at a price per share that is equal to or greater than the assumed price per ordinary share paid by investors in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the assumed price per ordinary share in this offering.
Because each Unit contains one-half of one Tranche A Warrant and one-half of one Tranche B Warrant, and only a whole warrant may be exercised, investors may not be able to fully exercise their rights without acquiring additional Units or Warrants.
Each Unit contains one-half of one Tranche A Warrant and one-half of one Tranche B Warrant. Because only a whole warrant may be exercised pursuant to the terms of the Tranche A Warrants and Tranche B Warrants, respectively, investors may not be able to fully exercise their rights under the Warrants without acquiring additional Units or Warrants. As fractional interests in ordinary shares will not be issued, any exercise of Tranche A Warrants or Tranche B Warrants that results in a fractional share will be rounded down to the nearest whole number of ordinary shares.
The Warrant Agreement for Tranche A Warrants and Tranche B Warrants will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the Tranche A Warrants or Tranche B Warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with us.
The Warrant Agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in the Units, which include the Tranche A Warrants and Tranche B Warrants, shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreements. If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the Tranche A Warrants or Tranche B Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.
This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

We may be characterized as a PFIC for U.S. federal income tax purposes, which may cause adverse U.S. federal income tax consequences to U.S. investors.
A non-U.S. corporation generally will be treated as a PFIC for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in under “Material U.S. Federal Income Tax Consequences”) of ordinary shares or Warrants, such U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. We remain an early stage company and do not expect to realize revenue until our aircraft are manufactured and delivered to our customers. Until we generate revenue, our PFIC status would largely depend on whether we earn non-passive income, such as government grants and research and development tax credits, and whether the amount of such non-passive income exceeds 25% of our gross income for the relevant taxable year. While not clear, taking into account our income, assets and market capitalization, we believe that we were not a PFIC for the taxable year that ended on December 31, 2024. However, this is a factual determination that must be made annually after the close of each taxable year and our financial results for the year ended December 31, 2024 are pending.
Even after we start generating revenue, our PFIC status would depend on, among other things, the composition of the income, assets and operations of us and our subsidiaries, and there can be no assurances that we will not be treated as a PFIC in any future taxable year. In addition, our PFIC status may be impacted by our market capitalization, which may fluctuate significantly. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS. If a U.S. Holder holds our ordinary shares and/or Warrants and we are a PFIC during such U.S. Holder’s holding period, unless the U.S. Holder makes certain elections, we will continue to be treated as a PFIC with respect to such U.S. Holder, even if we cease to be a PFIC in future taxable years.
For a further discussion, see “Material U.S. Federal Income Tax Consequences — Passive Foreign Investment Company.” Prospective investors in our ordinary shares and/or Warrants are strongly encouraged to consult their own advisors regarding the potential application of these rules to us and the ownership of our ordinary shares and/or Warrants.

CAPITALIZATION
The following table sets forth our unaudited cash and cash equivalents and total capitalization as of September 30, 2024:
•
on an actual basis; and

•
as adjusted to give effect to the sale of Units in this offering and the application of the estimated net proceeds derived from the sale of such securities:

The information in this table should be read in conjunction with the financial statements and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the section entitled “Use of Proceeds.”
	As of September 30, 2024
(in £ 000)	Actual	As Adjusted(1)
	(Unaudited)
Cash and cash equivalents	42,806
Equity:
Share capital	17
Share premium	273,824
Treasury share reserve	(803)
Other reserves	111,828
Accumulated deficit	(440,194)
Total Shareholder’s (deficit)/equity:	(55,328)
Debt:
Derivative financial liabilities	108,636
Long term lease liabilities	1,588
Warrant liabilities	287
Short term lease liabilities	534
Total capitalization	55,717

(1)
As adjusted information does not give effect to the impact of Warrants to other reserves, and all proceeds from this offering are reflected in share capital and share premium.

Subsequent to September 30, 2024, (i) we entered into the First Supplemental Indenture, pursuant to which certain terms of the Convertible Senior Secured Notes were amended, including: (i) effective December 15, 2024, increasing the interest rate applicable to the Convertible Senior Secured Notes to 10.00% for cash interest and 12.00% for PIK interest; (ii) extending the maturity date of the Convertible Senior Secured Notes to December 15, 2028; and (iii) providing for a fixed conversion price of $2.75 per ordinary share for half of the principal amount of the Convertible Senior Secured Notes and $3.50 per ordinary share for the other half, and (ii) the holders of the Convertible Senior Secured Notes converted approximately $130 million in principal amount of the Convertible Senior Secured Notes, which resulted in the issuance of 47,343,585 ordinary shares by the Company to the holders of the Convertible Senior Secured Notes. See also “Prospectus Supplement Summary — Mudrick Capital Funding Commitment — Supplemental Indentures and Partial Conversion.” We expect that the amendments to the terms of the Convertible Senior Secured Notes and the Partial Conversion will materially impact our capitalization as of September 30, 2024 reflected in the table above, including substantial increases to the line items share capital, share premium, accumulated deficit and derivative financial liabilities.
The foregoing table and calculations are based on 22,198,930 ordinary shares outstanding as of September 30, 2024, and exclude:
•
1,058,632 ordinary shares issuable upon the exercise of share options outstanding as of September 30, 2024, having a weighted-average exercise price of $2.44 per share;

•
35,711 ordinary shares issuable upon the vesting and settlement of RSUs outstanding as of September 30, 2024;

•
4,291,580 ordinary shares reserved for issuance pursuant to future equity awards under our 2021 Incentive Award Plan and the EMI Option Agreements as of September 30, 2024, as well as any future increases in the number of ordinary shares reserved for future issuance under this plan;

•
22,652,434 ordinary shares issuable upon the conversion of the Convertible Senior Secured Notes outstanding as of September 30, 2024 (see above for subsequent events after September 30, 2024 that materially changed the number of ordinary shares issuable upon the conversion of the Convertible Senior Secured Notes); and

•
7,388,993 ordinary shares issuable upon the exercise of warrants outstanding as of September 30, 2024.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $      million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We will also receive up to an aggregate of $      million from the exercise of the Tranche A Warrants and $      million from the exercise of the Tranche B Warrants, assuming the exercise in full of all of the Tranche A Warrants or the Tranche B Warrants for cash. If the Tranche A Warrants or the Tranche B Warrants are exercised pursuant to a cashless exercise feature under the limited circumstances in which such exercises are permitted, we will not receive any cash from these exercises.
We currently intend to use the net proceeds from this offering to fund our research and development expenses as we continue to develop our eVTOL aircraft and our expenditures in the expansion of our testing and certification capacities, as well as for general working capital and other general corporate purposes.
The expected use of the net proceeds from this offering represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the extent of spending to support our research and development efforts, our progress against certification and manufacturing milestones, the timing of capital expenditures in the expansion of our testing and certification capacities, the speed at which we grow our workforce, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds of this offering.

DIVIDEND POLICY
We have never declared or paid any cash dividend, and do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our board of directors has sole discretion whether to pay dividends. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant.

DILUTION
If you invest in our Units in this offering, your ownership interest will be immediately diluted to the extent of the difference between the assumed public offering price per ordinary share in this offering and the net tangible book value per ordinary share after this offering.
Our net tangible book value as of September 30, 2024 was $(74.6) million, or $(3.36) per share, calculated based on the GBP/USD exchange rate of £1 to $1.3413 as of September 30, 2024. Net tangible book value per share is determined by dividing our total tangible assets (including right of use assets), less total liabilities, by the number of ordinary shares outstanding as of September 30, 2024. Dilution in net tangible book value per share represents the difference between the assumed amount per ordinary share paid by purchasers of Units in this offering and the as adjusted net tangible book value per ordinary share immediately after giving effect to this offering.
After giving effect to the sale of Units in this offering by us at the public offering price of $      per Unit, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been $      million, or $      per ordinary share. This represents an immediate decrease in net tangible book value of $      per ordinary share to existing shareholders and an immediate dilution of $      per ordinary share to investors participating in this offering, as illustrated in the following table:
Public offering price per Unit			$
Net tangible book value per ordinary share as of September 30, 2024(1)		$(3.36)
Decrease/increase in net tangible book value per ordinary share attributable to this offering	$
As adjusted net tangible book value per ordinary share after giving effect to this offering			$
Dilution in net tangible book value per ordinary share to new investors participating in this offering			$

(1)
Calculated based on 22,198,930 ordinary shares outstanding as of September 30, 2024. If calculated based on 69,542,515 ordinary shares outstanding as of December 31, 2024 and the net tangible book value as of September 30, 2024, the net tangible book value per ordinary share as of September 30, 2024 would be $(1.07).

Upon the vesting and settlement of outstanding RSUs, and to the extent that outstanding options or warrants are exercised or outstanding Convertible Senior Secured Notes are converted, or if we issue additional ordinary shares using our Equity Subscription Line, new investors will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.
The foregoing table and calculations exclude the following shares as of September 30, 2024 (see “The Offering” for additional share information as of January 17, 2025):
•
1,058,632 ordinary shares issuable upon the exercise of share options outstanding as of September 30, 2024, having a weighted-average exercise price of $2.44 per share;

•
35,711 ordinary shares issuable upon the vesting and settlement of RSUs outstanding as of September 30, 2024;

•
4,291,580 ordinary shares reserved for issuance pursuant to future equity awards under our 2021 Incentive Award Plan and the EMI Option Agreements as of September 30, 2024, as well as any future increases in the number of ordinary shares reserved for future issuance under this plan;

•
22,652,434 ordinary shares issuable upon the conversion of the Company’s Convertible Senior Secured Notes outstanding as of September 30, 2024; and

•
7,388,993 ordinary shares issuable upon the exercise of warrants outstanding as of September 30, 2024.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following summary of the material terms of our share capital is not intended to be a complete summary of the rights and preferences of such securities, and should be read together with the Company’s fourth amended and restated memorandum and Articles dated effective on December 23, 2024. We urge to you read the Articles in its entirety for a complete description of the rights and preferences of our share capital.
General
We are a Cayman Islands exempted company with limited liability (company number 376116). Our affairs are governed by our Articles as amended and restated from time to time and the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”).
Our objects are unrestricted, and Section 3 of our Articles provides that we shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.
Our register of members is maintained by Continental Stock Transfer & Trust Company.
Ordinary Shares
General
The authorized share capital of the Company is $210,000 divided into 200,000,000 ordinary shares, par value $0.001 per share, and 10,000,000 preferred shares, par value $0.001 per share. As of January 17, 2025, there are 69,552,721 ordinary shares issued and outstanding. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing our issued and outstanding ordinary shares are generally not issued and legal title to our issued shares is recorded in registered form in the register of members. Other than as described below under the heading “Shareholder Participation Rights,” holders of ordinary shares do not have any conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.
We currently have only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. There is no cumulative voting with respect to the election of directors at a general meeting, with the result that the holders of more than 50% of the shares voted for the election of directors can elect the directors, subject to the director nomination rights held by Mudrick Capital as described below under the heading “— Directors.”
Our Board may provide for other classes of shares, including classes of preferred shares, out of our authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares shall have such rights, restrictions, preferences, privileges and payment obligations as determined by our Board. If we issue any preferred shares, the rights, preferences and privileges of holders of our ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares. See “— Variations of Rights of Shares.”
As of January 17, 2025, there were 69,552,721 ordinary shares issued and outstanding. In addition, as of January 17, 2025, we had 7,388,993 ordinary shares issuable upon the exercise of outstanding warrants, and 37,198,531 ordinary shares issuable upon conversion of the Convertible Senior Secured Notes.
Dividends
The holders of our ordinary shares are entitled to such dividends as may be declared by our Board subject to the Companies Act and our Articles. Dividends and other distributions on issued and outstanding ordinary shares may be paid out of the funds of the Company lawfully available for such purpose, subject to any preference of any outstanding preferred shares. Dividends and other distributions will be distributed among the holders of our ordinary shares on a pro rata basis. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our Board and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, our overall financial condition, available distributable reserves and any other factors deemed relevant by our Board.

Voting Rights
Holders of ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders. A quorum required for a meeting of shareholders consists of members holding at least a simple majority of all voting share capital in issue at any such general meeting of the Company. Voting at any meeting of shareholders is by poll and not on a show of hands.
A special resolution will be required for important matters such as a merger or consolidation of the Company, change of name or making changes to our Articles or the voluntary winding up of the Company.
The adoption of any ordinary resolution by our shareholders requires the affirmative vote of a simple majority of the votes permitted to be cast by persons present (in person or by proxy) and voting at a general meeting at which a quorum is present, while a special resolution requires the affirmative vote of no less than two-thirds of the votes permitted to be cast by persons present (in person or by proxy) and voting at any such meeting, or, in each case, a unanimous resolution in writing.
Shareholder Meetings
Our Articles provide that notice of any general meeting shall be provided to each shareholder entitled to vote at such meeting not less than seven calendar days but not more than sixty calendar days before the date of the meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of an extraordinary general meeting, the purpose or purposes for which the meeting is called. No business shall be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. A quorum required for a meeting of shareholders consists of members holding at least a simple majority of all voting share capital in issue at any such general meeting of the Company.
Under our Articles, all general meetings of the Company other than annual general meetings are called extraordinary general meetings. No business may be transacted at any general meeting other than business properly brought before the meeting.
Annual General Meetings
Our Articles provide that the Company shall hold an annual general meeting in each fiscal year of the Company, to be held at such time and place as our directors approve. To be properly brought before an annual general meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board, (ii) otherwise brought before the meeting by the Board or the chairman of the Board, or (iii) notified to the Company in writing not later than the seventh day after the delivery of notice of such meeting by shareholders holding greater than an aggregate of 10.0% of the issued and outstanding ordinary shares.
Extraordinary General Meetings
Our Articles provide that extraordinary general meetings for any purpose or purposes may be called at any time (i) by a resolution adopted by the majority of our directors or (ii) by the Board upon a valid request by shareholders holding an aggregate of 10.0% of the issued and outstanding ordinary shares. To be properly brought before an extraordinary general meeting, business must be specified in a notice of meeting given by or at the direction of the person calling the meeting, which may include any such business as the requesting shareholders may propose, subject to applicable law.
The Board can, in good faith, refuse the calling of an extraordinary general meeting at the request of shareholders holding greater than an aggregate of 10.0% of the ordinary shares issued and outstanding, but only if the resolution proposed to be dealt with at the extraordinary general meeting cannot be properly moved because it would be contrary to applicable law. If the Board does not convene an extraordinary general meeting within twenty-one days from the date on which a valid request is received, other than in the limited circumstances in which the Board would have a right to refuse the calling of an extraordinary general meeting, the requesting shareholders may convene an extraordinary general meeting, which shall be convened in the same manner as nearly as possible as that in which extraordinary general meetings are convened by the Board.

Variations of Rights of Shares
Under the Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.
Options
Our board of directors is empowered to grant options with or without preferred, deferred, or other rights or restrictions. We currently have in place two employee incentive plans under which options in our ordinary shares can be granted to eligible employees.
Transfer of Ordinary Shares
Any of our shareholders may transfer all or any of their ordinary shares by an instrument of transfer in the usual or common form or any other form prescribed by the stock exchange, the SEC and/or any other competent regulatory authority or otherwise under applicable law, or approved by our Board, subject to the applicable restrictions of our Articles, such as the determination by the directors that a proposed transfer is not eligible.
Ownership Threshold
There are no provisions under Cayman Islands law applicable to us, or under the Articles, that require us to disclose shareholder ownership above any particular ownership threshold.
Rights of Non-Resident or Foreign Shareholders
There are no limitations imposed by the Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Articles governing the ownership threshold above which shareholder ownership must be disclosed.
Anti-Takeover Provisions in the Articles
Some provisions of the Articles may discourage, delay or prevent a change of control of Vertical or our management that shareholders may consider favorable, including director nomination rights granted to Mudrick Capital for a number of directors proportionate in number to its share ownership percentage so long as Mudrick Capital beneficially owns greater than 10% of our issued and outstanding ordinary shares, and a provision that authorizes our Board to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.
Liquidation
On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.
Calls on Shares and Forfeiture of Shares
Our Board may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Shareholder Participation Rights
Pursuant to a Shareholder Letter Agreement, dated as of December 23, 2024, by and among Vertical, Mudrick Capital, Stephen Fitzpatrick and Imagination Aero Investment Limited, a wholly owned entity of

Mr. Fitzpatrick, so long as (i) Mudrick Capital directly or indirectly beneficially owns at least 20% of our issued and outstanding ordinary shares or (ii) Mr. Fitzpatrick directly or indirectly beneficially owns at least 3% of our issued and outstanding ordinary shares, Mudrick Capital and/or Mr. Fitzpatrick may elect to participate in our offering of newly issued ordinary shares and any other securities (including any equity securities or debt securities that are convertible into ordinary shares or the other equity securities of Vertical or our subsidiaries) (the “New Securities”) at a price and on the terms specified in the relevant offer notice, up to such number of New Securities proportionate to Mudrick Capital and/or Mr. Fitzpatrick’s beneficial ownership of our issued and outstanding ordinary shares relative to the number of New Securities to be offered by us (the “Participation Rights”).
Directors
Our management is vested in our Board. Our Articles provide that questions arising at any meeting of directors shall be decided by the votes of a majority of the directors presented at a duly held meeting at which a quorum is present, or by unanimous written resolution of the Board. The quorum necessary for any Board meeting shall consist of at least a majority of the members of our Board.
Our Articles provide that the Board shall consist of up to seven directors (but not less than one director), unless increased or decreased from time to time by the directors or the Company in a general meeting, and the Board shall consist of a majority of independent directors.
Pursuant to our Articles, so long as Mudrick Capital beneficially owns at least 10% of our issued and outstanding ordinary shares, Mudrick Capital shall be entitled to nominate for election a number of individuals to serve as directors on the Board proportionate in number (rounded to the nearest whole number), on the basis of a Board consisting of seven directors, to Mudrick Capital’s percentage of beneficial ownership of the our issued and outstanding ordinary shares (each, upon the effectiveness of their appointment, an “Appointed Director”). Such nomination rights shall terminate on the first date on which Mudrick Capital beneficially owns less than 10% of our issued and outstanding ordinary shares on a fully diluted basis (assuming the exercise or exchange of all Vertical warrants, options and other similar instruments that are able to be exercised or exchanged as at the relevant date, and the full conversion of the outstanding Convertible Senior Secured Notes issued under the Indenture that are held by Mudrick Capital as at the relevant date), and the maximum number of Appointed Directors shall be capped as six so long as the SF Entitlement is applicable. Any casual vacancy on the Board in respect of an Appointed Director position shall be subject to Mudrick Capital’s nomination rights.
Our Articles provide that the nominating and corporate governance committee of the Board (the “Nominating and Governance Committee”) shall review each candidate nominated by Mudrick Capital to be an independent director for fitness and, if deemed fit for service, the Nominating and Governance Committee will recommend the individuals for election by a majority vote of the Board. The Nominating and Governance Committee shall recommend for election by a majority vote of the Board each candidate deemed fit for service by Mudrick Capital and nominated by Mudrick Capital to be a non-independent Appointed Director.
Director positions other than for an Appointed Director (each such director, a “General Director”) may be filled by the affirmative vote of a simple majority of the remaining directors present and voting at a Board meeting, or by ordinary resolution (or, in the event that there is more than one individual proposed in respect of a single General Director position, by a plurality of votes) at a general meeting of the Company’s shareholders. So long as Stephen Fitzpatrick beneficially owns at least 3% of our issued and outstanding ordinary shares, Mr. Fitzpatrick shall be entitled to serve as a General Director on the Board pursuant to the SF Entitlement.
A director may be removed from office by an ordinary resolution of the shareholders with cause, and any director other than Mr. Fitzpatrick may be removed from office by an ordinary resolution of the shareholders without cause, in each case at any time before the expiration of their term. Other than in respect of an independent Appointed Director, Mudrick Capital may remove any Appointed Director by delivering notice to the Company.
Each director shall hold office until the expiration of his or her term, until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

There is no cumulative voting with respect to the appointment of directors.
Under our Articles, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding their interest; provided that, in exercising any such vote, such director complies with their fiduciary duties and any other applicable duties.
Our directors are entitled to such remuneration as the directors may from time to time determine.
Indemnity of Directors and Officers
Our Articles provide that our Board and officers shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices to the fullest extent permitted under the laws of the Cayman Islands.
Differences in Company Law
Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements
In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that it is permitted or not prohibited by the constitutional documents of the company incorporated in another jurisdiction and facilitated by the laws of that other jurisdiction).
Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by (a) a special resolution (usually the affirmative vote of the holders of at least a two-thirds (2/3) majority of the issued ordinary shares of the company that are present in person or represented by proxy and entitled to vote thereon and who vote at the general meeting) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. Unless required by its articles of association, no shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company if a copy of the plan of merger or consolidation is given to every member of the subsidiary company unless that member agrees otherwise.
The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the Cayman Islands court waives such requirement or makes such order as the Cayman Islands court otherwise considers reasonable. If the Registrar of Companies of the Cayman Islands is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies of the Cayman Islands will register the plan of merger or consolidation.
Where the merger or consolidation involves a foreign company and the surviving company is the Cayman Islands exempted company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in the jurisdiction in which the foreign company is existing; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.
Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.
Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice of such approval to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (c) above or within seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder may) shall file a petition with the Cayman Islands courts to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the Cayman Islands court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date where the consideration for such shares are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.
Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, that will generally be more suited for complex mergers or other transactions involving widely held companies. Such transactions, commonly referred to in the Cayman Islands as a “scheme of arrangement,” may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (i) in respect a scheme of arrangement proposed between a company and its shareholders (or any class of shareholder), three fourths in value of the shareholders (or each class of shareholder) who attend and vote, either in person or by proxy, at a meeting (or meetings) convened for that purpose; or (ii) in respect of a scheme of arrangement proposed between a company and its creditors (or any class of creditors), a majority in number representing three fourths in value of the creditors (or each class of creditors) who attend and vote, either in person or by proxy, at a meeting (or meetings) convened for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Cayman Islands court. While a dissenting shareholder would have the right to express to the Cayman Islands court the view that the scheme of arrangement should not be sanctioned, the Cayman Islands court may be expected to sanction the scheme of arrangement if it satisfies itself that:
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the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;

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the shareholders have been fairly represented at the meeting in question;

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the arrangement is such as a businessman would reasonably approve; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement is sanctioned by the Cayman Islands court, the scheme of arrangement will be binding on all of the shareholders (or each class of shareholder) or creditors (or each class of creditor).
If a scheme of arrangement or takeover offer (as described below) is sanctioned by the Cayman Islands court, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.
Squeeze-out Provisions
When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Cayman Islands courts, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.
Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.
Shareholders’ Suits
Walkers (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
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a company is acting, or proposing to act, illegally or beyond the scope of its authority;

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the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

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those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities
The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.
We have been advised by Walkers (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Special Considerations for Exempted Companies
We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except for the exemptions and privileges listed below:
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an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

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an exempted company’s register of members is not open to inspection;

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an exempted company does not have to hold an annual general meeting;

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an exempted company may issue shares with no par value;

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an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

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an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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an exempted company may register as a limited duration company; and

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an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Indemnification of Directors and Executive Officers and Limitation of Liability
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our Articles permit indemnification of officers and directors, to the fullest extent permitted under the laws of the Cayman Islands, for any liability and loss suffered and expenses, including legal expenses, incurred in their capacities as such in connection with any action, suit or proceeding, where civil, administrative or investigative. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors that will provide such persons with additional indemnification beyond that provided in our Articles.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
Under Cayman Islands law, directors and officers owe the following fiduciary duties:
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duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

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duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

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directors should not improperly fetter the exercise of future discretion;

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duty to exercise powers fairly as between different sections of shareholders;

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duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

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duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.
As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Articles or alternatively by shareholder approval at general meetings.

Shareholder Action by Written Consent
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Articles provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Articles provide that shareholders holding greater than an aggregate of 10.0% of the ordinary shares issued and outstanding of the Company (i) may call an extraordinary general meeting and put forth proposals at such extraordinary general meeting, and (ii) may put forth proposals at an annual general meeting, in each case subject to compliance with the relevant notice provisions in the Articles.
Cumulative Voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, the Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation may be removed for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Articles, directors may be removed by the shareholders for “cause” (i.e., a conviction of a felony, the willful misconduct in the performance of director’s duties to the Company in a matter of substantial importance, or mental incompetency that directly affects such director’s ability to perform his or her obligations as a director) by an ordinary resolution. Directors other than Mr. Fitzpatrick may be removed by the shareholders without cause by an ordinary resolution. A director will also cease to be a director if he or she (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) is prohibited by applicable law from being a director; or (v) the director absents himself or herself (for the avoidance of doubt, without being represented by proxy) from meetings of the Board for six consecutive months without special leave of absence from the directors, and the directors pass a resolution that he or she has by reason of such absence vacated office.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute under its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Under the Articles, if the Company is wound up, the liquidator of our company may distribute the assets with the sanction of a special resolution of the shareholders and any other sanction required by law.
Variation of Rights of Shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.
Under the Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.
Amendment of Governing Documents
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote on the matter, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, the Articles may only be amended by a special resolution of the shareholders.
Directors’ Power to Issue Shares
Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, or other rights or restrictions.
Inspection of Books and Records
Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of our shares have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records.
Waiver of Certain Corporate Opportunities
Under the Articles, the Company has renounced any interest or expectancy of the Company in, or in being offered an opportunity to participate in, certain opportunities where such opportunities come into the possession of one of our directors other than in his or her capacity as a director (as more particularly described in the Articles). This is subject to applicable law and may be waived by the relevant director.
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company.
Listing
Our ordinary shares are listed on the New York Stock Exchange under the symbol “EVTL.”

DESCRIPTION OF SECURITIES WE ARE OFFERING
We are offering Units in this offering. Each Unit consists of: (i) one ordinary share; (ii) one-half of one Tranche A Warrant; and (iii) one-half of one Tranche B Warrant. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities.
Ordinary Shares
The material terms and provisions of our ordinary shares are described under the section entitled “Description of Share Capital and Articles of Association.”
Warrants
The following is a brief summary of certain terms and conditions of the Tranche A Warrants and Tranche B Warrants that are being offered as part of the Units in this offering. This summary is subject to and qualified in its entirety by the Warrant Agreement, a copy of which will be filed with the SEC as an exhibit to a Current Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the Warrant Agreement for a complete description of the terms and conditions of the Tranche A Warrants and Tranche B Warrants. All Warrants will be issued in registered form.
Exercisability.
The Tranche A Warrants will be immediately exercisable and will expire at 5:00 p.m. New York City time on the earliest to occur of: (i) the satisfaction of both of the following conditions: (a) we successfully demonstrate a wing-borne flight of our VX4 prototype aircraft, which involves the aircraft (x) taking off as a CTOL aircraft, (y) flying to high speed with lift generated by the wing and the tilt propellers facing forward, and (z) landing safely as a CTOL aircraft from such flight (the Performance Condition) and (b) the 10-day volume weighted average price of the ordinary shares as reported by Bloomberg commencing on the trading day immediately following the initial public disclosure by means of a press release or Form 6-K or equivalent form furnished to the SEC of the satisfaction of the Performance Condition (the Initial Public Disclosure) is equal to, or greater than, one hundred and three percent (103%) of the Tranche A Warrant Price (the VWAP Condition), the 30th calendar day following the date of the Initial Public Disclosure, and (ii) the five-year anniversary of the initial date of issuance.
The Tranche B Warrants will be immediately exercisable and will expire at 5:00 p.m. New York City time on the five-year anniversary of the initial date of issuance.
Each of the Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of ordinary shares subscribed for upon such exercise (except in the case of a cashless exercise as discussed below).
We will not be obligated to deliver any ordinary shares pursuant to the exercise of a Tranche A Warrant or a Tranche B Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the Tranche A Warrants or Tranche B Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No Warrant will be exercisable and we will not be obligated to issue an ordinary share upon exercise of a Tranche A Warrant or a Tranche B Warrant unless the ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Tranche A Warrant or a Tranche B Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any Tranche A Warrant or Tranche B Warrant.

A holder of a Tranche A Warrant or a Tranche B Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the ordinary shares issued and outstanding immediately after giving effect to such exercise.
Exercise Price.
The Tranche A Warrants have an exercise price of $      per ordinary share, subject to adjustment, terms and limitations as described herein.
The Tranche B Warrants have an exercise price of $      per ordinary share, subject to adjustment, terms and limitations as described herein.
Cashless Exercise.
We have agreed to use our commercially reasonable efforts to file with the SEC as soon as practicable, and in no event more than ten (10) business days following the date of the Warrant Agreement, a registration statement registering the issuance of ordinary shares issuable upon exercise of the Warrants, and to use our commercially reasonable efforts to cause the registration statement to become effective as soon as reasonably practicable following the filing thereof and to maintain the effectiveness of such registration statement and a current prospectus relating to those ordinary shares until the applicable expiration date of the Tranche A Warrants or the Tranche B Warrants, as specified in the Warrant Agreements.
If, from 90 days following the date of original issuance until the applicable expiration date of the Tranche A Warrants or Tranche B Warrants, a registration statement registering the issuance of the ordinary shares underlying the Warrants under the Securities Act is not effective or a current prospectus is available for the resale of such ordinary shares, the holder may, in its sole discretion, elect to exercise the Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the Warrant A Agreement and the Warrant B Agreement, as applicable. A cashless exercise of Warrants is not available if, upon the exercise of Warrants and the issuance of ordinary shares underlying such Warrants, a holder can resell such ordinary shares pursuant to Rule 144 promulgated by the SEC under the Securities Act without limitation as to volume and manner of sale restrictions.
No Fractional Warrants or Shares
No fractional Warrants will be issued other than as part of the Units. If, upon detachment of Warrants from Units or otherwise, A holder of Warrants would be entitled to receive a fractional Warrant, we will round down to the nearest whole number of Warrants to be issued to such holder.
No fractional ordinary shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will round down to the nearest whole number the number of ordinary shares to be issued to the holder and pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.
Certain Adjustments and Amendments.
The exercise price and number of ordinary shares issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, share split-up, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. The Tranche A Warrants and Tranche B Warrants will be issued in registered form under the Warrant Agreement, as applicable, between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement will provide that the terms of the Tranche A Warrants or Tranche B Warrants, as applicable, may be amended without the consent of any holder for the purpose of curing any ambiguity or correct any mistake, but requires the approval by the holders of a majority of the then-outstanding Tranche A Warrants or Tranche B Warrants, as applicable, in order to make any change that adversely affects the interests of the registered holders in any material respect.

Transferability.
Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.
No Rights as a Shareholder.
The Warrants do not entitle the holder to any voting rights, dividends, or other rights as a shareholder of the Company prior to the exercise of the Warrants.
Exchange Listing.
There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect the liquidity of the Warrants will be limited.
Governing Law.
Pursuant to the Warrant Agreement, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim.
Transfer Agent and Registrar.
The transfer agent and registrar for the Warrants will be Continental Stock Transfer & Trust Company.

SHARES ELIGIBLE FOR FUTURE SALE
Future sales of our ordinary shares in the public market could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of our ordinary shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our ordinary shares in the public market after such restrictions lapse. This may adversely affect the prevailing market price of our ordinary shares and our ability to raise equity capital in the future.
As of January 17, 2025, we had 200,000,000 ordinary shares authorized and 69,552,721 ordinary shares issued and outstanding. Upon the closing of this offering, we will have outstanding an aggregate of         ordinary shares, assuming no exercise of Tranche A Warrants or Tranche B Warrants. As of January 17, 2025, an additional 7,388,993 ordinary shares were issuable upon the exercise of warrants outstanding as of January 17, 2025. Pursuant to the Investment Agreement, Stephen Fitzpatrick was granted a 12-month option to invest $25 million in ordinary shares of the Company at a strike price equal to the per share purchase price paid by investors in this offering.
All of the ordinary shares expected to be sold as part of the Units in this offering by the Company will be freely tradable without restriction or further registration under the Securities Act, unless these ordinary shares are held by “affiliates,” as such term is defined in Rule 144 under the Securities Act (“Rule 144”), which affiliate ordinary shares are subject to the Lock-up Agreements described below under the heading “— Lock-Up Agreements.” Ordinary shares issuable upon exercise of the Warrants expected to be sold as part of the Units will not be immediately freely tradable as of the date of issuance of the Warrants, and will be deemed “restricted securities” as that term is defined under Rule 144. Restricted securities may be sold in the public market only if their offer and sale is registered under the Securities Act or if the offer and sale of those securities qualify for an exemption from registration, including exemptions provided by Rules 144 and 701 under the Securities Act, which are summarized below. We have agreed to use our commercially reasonable efforts to file with the SEC as soon as practicable a registration statement registering the issuance of ordinary shares issuable upon exercise of the Warrants, and to use our commercially reasonable efforts to cause the registration statement to become effective and to maintain the effectiveness of such registration statement and a current prospectus relating to those ordinary shares until the applicable expiration date of the Tranche A Warrants or the Tranche B Warrants. See also “Description of Securities We Are Offering — Cashless Exercise” for additional information.
The outstanding ordinary shares held by our “affiliates,” as such term is defined in Rule 144, are currently or will be subject to lock-up restrictions and/or are subject to limitations from selling shares by Rule 144.
Subject to the lock-up agreements described below and the provisions of Rule 144 or Regulation S under the Securities Act, as well as our insider trading policy, these restricted securities will be available for sale in the public market after the date of this prospectus supplement.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of ordinary shares then issued and outstanding; or

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the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Regulation S
Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.
We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of our company or who are affiliates of our company by virtue of their status as an officer or director may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of our company other than by virtue of his or her status as an officer or director of our company.
Rule 701
In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases equity shares from us in connection with a compensatory stock plan or other written agreement that was executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.
Lock-Up Agreements
In connection with this offering, all of our directors, officers and shareholders holding at least ten percent (10%) of our issued and outstanding ordinary shares (the “Lock-Up Parties”), have agreed with the underwriters that, without the prior written consent of the representatives, for a period of 60 days after the date of this prospectus supplement, subject to certain exceptions, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, establish or increase a put equivalent position, liquidate with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to (i) ordinary shares held or beneficially owned by the Lock-Up Party as of the date of this prospectus supplement, (ii) ordinary shares purchased by the Lock-Up Party pursuant to the underwriting agreement, if applicable, and (iii) ordinary shares received, after payment of tax liabilities, by the Lock-Up Party pursuant to the exercise of any warrant held or beneficially owned by the Lock-Up Party as of the date of this prospectus supplement or purchased by the Lock-Up Party pursuant to the underwriting agreement, if applicable, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted. See “Underwriting — Lock-Up Agreements” for a description of these agreements.

The MC Lock-Up Agreement
On December 23, 2024, as contemplated by the Investment Agreement, Mudrick Capital entered into a lock-up agreement with us (the “MC Lock-Up Agreement”). Pursuant to the MC Lock-Up Agreement, Mudrick Capital agreed not to sell the Conversion Shares until the earlier to occur of (i) the completion of this offering and (ii) March 31, 2025.
The SF Lock-Up Agreement
On December 23, 2024, as contemplated by the Investment Agreement, Stephen Fitzpatrick and Imagination Aero entered into a lock-up agreement with us (the “SF Lock-Up Agreement”). Pursuant to the SF Lock-Up Agreement, Mr. Fitzpatrick and Imagination Aero agreed not to sell ordinary shares beneficially owned by them as of December 23, 2024 or purchased by them during the lock-up period until the earlier to occur of (i) the completion of this offering and (ii) March 31, 2025.
The LNH Lock-Up Agreement
The LNH Lock-Up Agreement contains restrictions on voting rights, pre-emption rights, dividends and other rights as our shareholder, over Earn Out Shares, being 20% of the ordinary shares held by the Loan Note Holders immediately following the closing of the Business Combination in December 2021. Such restrictions in respect of the Earn Out Shares are released as to 50% on the date the closing price of ordinary shares equals or exceeds $150.00 per share (as adjusted) for any 20 trading days within any 30-trading day period and as to 50% on the date the closing price of ordinary shares equals or exceeds $200.00 per share (as adjusted) for any 20 trading days within any 30-trading day period. If such dates do not occur prior to the five-year anniversary of the closing of the Business Combination, then such ordinary shares will be forfeited and surrendered to us for cancellation and for nil consideration.
The VAGL Shareholder Lock-Up Agreement
The VAGL Shareholder Lock-Up Agreement contains restrictions on voting rights, pre-emption rights, dividends and other rights as our shareholder, over Earn Out Shares, being 20% of the ordinary shares held by the VAGL Shareholders immediately following the closing of the Business Combination in December 2021. Such restrictions in respect of the Earn Out Shares are released as to 50% on the date the closing price of ordinary shares equals or exceeds $150.00 per share (as adjusted) for any 20 trading days within any 30-trading day period and as to 50% on the date the closing price of ordinary shares equals or exceeds $200.00 per share (as adjusted) for any 20 trading days within any 30-trading day period. If such dates do not occur prior to the fifth-year anniversary of the closing of the Business Combination, then such ordinary shares will be forfeited and surrendered to us for cancellation and for nil consideration.
Registration Rights
On December 16, 2021, in connection with the Business Combination, we entered into a registration right agreement with American Airlines, the shareholders of Avolon e Limited, Broadstone Sponsor LLP and the VAGL Shareholders (collectively, the “Holders”), pursuant to which, subject to certain requirements and customary conditions, the Holders may demand at any time or from time to time, that we file a registration statement with the SEC to register certain of our securities held by such Holders.
On August 5, 2022, as contemplated by the Purchase Agreement, we entered into a registration rights agreement with Nomura Securities International, Inc., pursuant to which, subject to certain requirements and customary conditions, Nomura Securities International, Inc. may demand at any time or from time to time, that we file a registration statement with the SEC to register the shares subject to the Equity Subscription Line.
On March 13, 2024, as contemplated by the IA Investment Agreement, we entered into a registration rights agreement with Imagination Aero, pursuant to which, subject to certain requirements and customary conditions, Imagination Aero may demand at any time or from time to time, that we file a registration statement with the SEC to register the ordinary shares issued and issuable pursuant to the IA Investment

Agreement, and the ordinary shares issuable upon exercise of the warrants issued pursuant to the IA Investment Agreement.
On December 23, 2024, as contemplated by the Investment Agreement, we entered into a registration rights agreement with Mudrick Capital, pursuant to which, subject to certain requirements and customary conditions, we shall file a registration statement with the SEC to register the Conversion Shares together with the ordinary shares issuable upon conversion of the remainder of the Convertible Senior Secured Notes outstanding, to the extent not already registered for resale under a currently effective registration statement of the Company.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of the material U.S. federal income tax considerations for U.S. Holders (as defined below) of the ownership and disposition of our ordinary shares and Warrants issued as part of the Units pursuant to this offering and our ordinary shares received upon exercise of the Warrants. This discussion applies only to our ordinary shares and Warrants that are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).
The following does not purport to be a complete analysis of all potential tax considerations arising in connection with the ownership and disposal of our ordinary shares and Warrants. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum or Medicare contribution tax consequences and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. We have neither sought nor will seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position to that discussed below regarding the tax consequences discussed below.
This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
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banks, insurance companies, and certain other financial institutions;

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regulated investment companies and real estate investment trusts;

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brokers, dealers or traders in securities;

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traders in securities that elect to mark to market;

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tax-exempt organizations or governmental organizations;

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U.S. expatriates and former citizens or long-term residents of the United States;

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persons holding our ordinary shares and/or Warrants as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to our ordinary shares and/or Warrants being taken into account in an applicable financial statement;

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persons that actually or constructively own 5% or more (by vote or value) of the outstanding issued ordinary shares;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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S corporations, partnerships or other entities or arrangements treated as partnerships or other flowthrough entities for U.S. federal income tax purposes (and investors therein);

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U.S. Holders having a functional currency other than the U.S. dollar;

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persons who hold or received our ordinary shares and/or Warrants, as the case may be, pursuant to the exercise of any employee share option or otherwise as compensation; and

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tax-qualified retirement plans.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our ordinary shares and/or Warrants that is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our ordinary shares and/or Warrants, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity or arrangement and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THE U.S. FEDERAL INCOME TAX CONSEQUENCE OF OWNING OUR ORDINARY SHARES AND/OR WARRANTS TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR ORDINARY SHARES AND/OR WARRANTS.
Allocation of Basis between our Ordinary Shares and the Warrants
In determining their tax basis for our ordinary shares and the Warrants received together pursuant to this offering, U.S. Holders should allocate their purchase price between our ordinary shares and the Warrants on the basis of their relative fair market values at the time of issuance. We do not intend to advise U.S. Holders with respect to this determination, and U.S. Holders are advised to consult their tax and financial advisors with respect to the relative fair market values of our ordinary shares and the warrants for U.S. federal income tax purposes. We expect, and this discussion assumes, that the price per our ordinary share and the price per Warrant indicated on the cover of this prospectus supplement reflect the relative fair market value of our ordinary shares and the Warrants at the time of the issuance.
Distributions on Ordinary Shares
Subject to the PFIC rules discussed below, the gross amount of distributions made by us (if any) with respect to the ordinary shares generally will be includable in a U.S. Holder’s gross income as foreign-source dividend income in the year actually or constructively received by such U.S. Holder, but only to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions to a U.S. Holder in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s basis in the ordinary shares and thereafter as capital gain. In the event we make distributions to U.S. Holders of ordinary shares, we may or may not calculate our earnings and profits under U.S. federal income tax principles. We do not currently intend to calculate our earnings and profits under U.S. federal income tax principles. U.S. Holders should therefore assume that all cash distributions will be reported as ordinary dividend income, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution. U.S. Holders should consult their own tax advisors to determine whether and to what extent they will be entitled to foreign tax credits in respect of any dividend income received.
With respect to non-corporate U.S. Holders (including individuals, estates, and trusts), dividends received with respect to our ordinary shares may be considered “qualified dividend income” subject to lower capital gains rates, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of the income tax treaty between the United States and the United Kingdom, (2) we are not a PFIC (as discussed below) for either our taxable year in which the dividend was paid or the preceding taxable year and (3) certain holding period requirements are met. In this regard, the ordinary shares will generally be considered to be readily tradable on an established securities market in the United States if they are listed on the NYSE, as we intend the ordinary shares will continue to be. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for the dividends paid with respect to the ordinary shares.
Subject to certain exceptions, dividends paid by us with respect to the ordinary shares will generally constitute foreign-source “passive category income” and will not be eligible for the dividends-received deduction generally allowed to corporate U.S. Holders in respect of dividends received from U.S. corporations.
Sale or Other Taxable Disposition of Ordinary Shares and Warrants
Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of the ordinary shares and/or Warrants, a U.S. Holder generally will recognize a capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such ordinary shares and/or Warrants. A U.S. Holder’s adjusted tax basis in such ordinary shares and/or Warrants generally will be such U.S. Holder’s purchase price for the ordinary shares and/or Warrants, determined as discussed above under “— Allocation of Basis between our Ordinary Shares and the Warrants.” Any such gain or loss generally will be U.S.-source gain or loss and will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the ordinary shares and/or Warrants exceeds one year. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gain at preferential rates. The deductibility of capital losses is subject to significant limitations.
Any such gain or loss recognized generally will be treated as U.S. source gain or loss. U.S. Holders are urged to consult their own tax advisor regarding the ability to claim a foreign tax credit and the application of the income tax treaty between the United States and the United Kingdom to such U.S. Holder’s particular circumstances.
Exercise or Lapse of a Warrant
Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share on the exercise of a Warrant for cash. A U.S. Holder’s tax basis in ordinary shares received upon exercise of the warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the Warrant exercised therefore and the exercise price. The U.S. Holder’s holding period for an ordinary share received upon exercise of the Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will generally not include the period during which the U.S. Holder held the warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder that has otherwise received no proceeds with respect to such warrant generally will recognize a capital loss equal to such U.S. Holder’s tax basis in such warrant, determined as discussed above under “— Allocation of Basis between our Ordinary Shares and the Warrants.”
The tax consequences of a cashless exercise of a Warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in the ordinary shares received would equal the U.S. Holder’s basis in the warrants exercised therefor. If the cashless exercise is not treated as a realization event, a U.S. Holder’s holding period in the ordinary shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrants exercised therefor.
It is also possible that a cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “— Sale or Other Taxable Disposition of Ordinary Shares and Warrants.” In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of ordinary shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between (i) the fair market value of the Warrants deemed surrendered and (ii) the U.S. Holder’s tax basis in such warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of (i) U.S. Holder’s tax basis in the Warrants deemed exercised and (ii) the exercise price of such warrants. A U.S. Holder’s holding period for the ordinary shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the warrants.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise of Warrants.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Warrant would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of ordinary shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the ordinary shares which is taxable to the holders of such shares as described under “— Distributions on Ordinary Shares” above. Such constructive distribution would generally be subject to tax as described under that section in the same manner as if the U.S. Holder of such warrant received a cash distribution from us equal to the fair market value of such increased interest. However, it is unclear whether a distribution treated as a dividend deemed paid to a non-corporate U.S. Holder would be eligible for the lower applicable long-term capital gains rates as described above under “— Distributions on Ordinary Shares.”
Passive Foreign Investment Company
We will be classified as a PFIC within the meaning of Section 1297 of the Code, for any taxable year if either: (1) at least 75% of the gross income of the Company is “passive income” for purposes of the PFIC rules, the so-called PFIC income test, or (2) at least 50% of the value of our assets (determined on the basis of a quarterly average) produce or are held for the production of passive income, the so-called PFIC asset test. For this purpose, we will be treated as owning the proportionate share of the assets, and earning the proportionate share of the income, of any other corporation in which we own, directly or indirectly, 25% or more measured by value of the stock. We are an early stage company and do not expect to realize revenue until our manufacturing operations are in production. Until we generate revenue, our PFIC status would largely depend on whether we earn non-passive income, such as government grants and research and development tax credits, and whether the amount of such non-passive income exceeds 25% of our gross income for the relevant taxable year. While not clear, taking into account our income, assets and market capitalization, we believe that we were not a PFIC for the taxable year that ended on December 31, 2024. However, this is a factual determination that must be made annually after the close of each taxable year and our financial results for the year ended December 31, 2024 are pending. Even after we start generating revenue, our PFIC status would depend on, among other things, the composition of the income, assets and operations of us and our subsidiaries and there can be no assurances that we will not be treated as a PFIC in the current or any future taxable year. In addition, fluctuations in our market capitalization could affect the analysis under the PFIC asset test. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.
If we are considered a PFIC for any taxable year that a U.S. Holder holds ordinary shares or Warrants, we would continue to be treated as a PFIC with respect to such U.S. Holder’s investment unless (i) we ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its ordinary shares and/or Warrants at their fair market value on the last day of the last taxable year in which we are classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the ordinary shares or Warrants with respect to which the deemed sale election was made will not be treated as shares or warrants in a PFIC unless we subsequently become a PFIC.
For each taxable year that we are treated as a PFIC with respect to a U.S. Holder’s ordinary shares or Warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its ordinary shares or Warrants (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the ordinary shares will be treated as excess distributions. Under the Excess Distribution Rules:
•
the excess distribution or gain (including gain on a sale of disposition of warrants) will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or Warrants;

•
the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, will be treated as ordinary income; and

•
the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the ordinary shares or Warrants cannot be treated as capital gains, even though the U.S. Holder holds the ordinary shares or Warrants as capital assets.
Once we are a PFIC, U.S. Holders may also be subject to the Excess Distribution Rules with respect to subsidiaries and other entities which we may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance that we do not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of our subsidiaries.
If we are a PFIC, a U.S. Holder of ordinary shares (but generally not Warrants) may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its ordinary shares only if we provide U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. Because we do not intend to provide such information, however, the QEF Election will not be available to U.S. Holders with respect to our ordinary shares and a QEF election is not available with respect to the Warrants.
Alternatively, a U.S. Holder of “marketable stock” (as defined below) may make a mark-to-market election for its ordinary shares to elect out of the Excess Distribution Rules discussed above if we are treated as a PFIC. If a U.S. Holder makes a mark-to-market election with respect to its ordinary shares, such U.S. Holder will include in income for each year that we are treated as a PFIC with respect to such ordinary shares an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the ordinary shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the ordinary shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such ordinary shares previously included in income. A U.S. Holder’s basis in the ordinary shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions we make would generally be subject to the rules discussed above under “— Distributions on Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply. U.S. Holders of Warrants will not be able to make a mark-to-market election with respect to their Warrants.
The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The ordinary shares, which are listed on NYSE, are expected to qualify as marketable stock for purposes of the

PFIC rules, but there can be no assurance that ordinary shares will be “regularly traded” for purposes of these rules. Because a mark-to-market election is generally not available for equity interests in any Lower-Tier PFICs, a U.S. Holder will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for the ordinary shares.
If a U.S. Holder does not make a mark-to-market election (or a QEF election) effective from the first taxable year of a U.S. Holder’s holding period for the ordinary shares in which we are a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to the ordinary shares in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its ordinary shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.
A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their own tax advisors regarding any reporting requirements that may apply to them if we are a PFIC.
U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.
Information Reporting and Backup Withholding
Information reporting requirements may apply to distributions received by U.S. Holders of ordinary shares, and the proceeds received on sale or other taxable the disposition of ordinary shares and/or Warrants effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any distributions with respect to ordinary shares and proceeds from the sale, exchange, redemption or other disposition of ordinary shares and/or Warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s disposition of their ordinary shares and/or Warrants, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Distributions paid with respect to ordinary shares and proceeds from the sale of other disposition of ordinary shares and/or Warrants received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.
Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

UNDERWRITING
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom William Blair & Company, L.L.C. and Canaccord Genuity LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of Units indicated below:
Name	Number of Units
William Blair & Company, L.L.C.
Canaccord Genuity LLC
Total:
The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have committed, severally and not jointly, to purchase all of the Units being offered if they purchase any Units. Delivery of the Units offered hereby is expected to occur on or about            , 2025, subject to satisfaction of certain customary closing conditions.
The underwriters are offering the ordinary shares, Tranche A Warrants and Tranche B Warrants when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the securities and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts; Expenses
The underwriters have advised us that they propose initially to offer the Units to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $      per Unit. After the initial offering, the public offering price, concession or any other term of this offering may be changed.
In accordance with the Investment Agreement, Mudrick Capital, our majority shareholder and holder of the Convertible Senior Secured Notes, is participating in this offering. Mudrick Capital has committed to purchase $25 million of Units and has committed to a backstop for an additional up to $25 million, in each case on the same terms as the Units offered to the public, if the Company is not able to raise such amount in this offering from other investors. The underwriters will not receive the same underwriting discounts or commissions with respect to any sale of Units to Mudrick Capital as they will on any other Units sold to the public in this offering.
The following table shows the per Unit and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us.
	Per Unit	Total
Public offering price	$	$
Underwriting discounts and commissions to be paid by us(1)	$	$
Proceeds, before expenses, to us(2)	$	$

(1)
Represents an underwriting discount of       %. Does not include reimbursement by us of the underwriters of up to $200,000 for the fees, disbursements and other charges of their counsel.

(2)
The amount of offering proceeds to us presented in this table does not give effect to any exercise of any Tranche A Warrants or Tranche B Warrants.

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $      . We have agreed to reimburse the underwriters up to $200,000 for the fees, disbursements and other charges of their counsel, including $25,000 for expenses incurred in connection with the filing of this offering with the Financial Industry Regulatory Authority, Inc. (“FINRA”) and its

compliance with FINRA’s Conduct Rules. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering.
Price Stabilization, Short Positions and Penalty Bids
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling ordinary shares in the open market for the purpose of preventing or retarding a decline in the market price of the ordinary shares while this offering is in progress. These stabilizing transactions may include making short sales of ordinary shares, which involves the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in this offering, and purchasing ordinary shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriter’s option to purchase additional ordinary shares referred to below, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional ordinary shares, in whole or in part, or by purchasing ordinary shares in the open market. In making this determination, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market compared to the price at which the underwriters may purchase ordinary shares through the option to purchase additional ordinary shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase ordinary shares in the open market to cover the position.
These activities may have the effect of raising or maintaining the market price of the ordinary shares or preventing or retarding a decline in the market price of the ordinary shares, and, as a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Indemnification
We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
Electronic Offer, Sale, and Distribution of Securities
This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by its affiliates.

Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other websites maintained by the underwriters are not part of this prospectus supplement and the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriter, and should not be relied upon by investors.
Our ordinary shares are listed on the New York Stock Exchange under the trading symbol “EVTL.”
Company Standstill
In connection with this offering, we have agreed that, without the prior written consent of the representatives, for a period of 60 days after the date of this prospectus supplement (the “Lock Up Period”), we will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, ordinary shares (or securities convertible into or exchangeable for ordinary shares) or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of ordinary shares, other than (A) securities to be sold in this offering, (B) the issuance of options, restricted share units, restricted shares or other equity awards to acquire ordinary shares granted pursuant to the Company’s equity incentive plans, (C) the issuance of ordinary shares upon the exercise of any such options, restricted share units or other equity awards to acquire ordinary shares, (D) the filing by the Company of registration statements on Form S-8 with respect to the Company’s benefit plans, and (E) ordinary shares issued upon exercise of warrants of the Company, but only if the holders of such ordinary shares, options or warrants issued under (B) and, (C) above agree to execute a lock-up agreement as described below. We also agreed that during the Lock-Up Period, no director or officer of the Company may establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act providing for dispositions or sales of ordinary shares.
Lock-Up Agreements
All directors, officers and shareholders holding at least ten percent (10%) of the outstanding ordinary shares (each a “Lock-Up Party”), have agreed that, without the prior written consent of the representatives, they will not, and will not cause or direct any of their respective affiliates to, during the Lock-Up Period, to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, establish or increase a put equivalent position, liquidate with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to (i) ordinary shares held or beneficially owned by the Lock-Up Party as of the date of the prospectus supplement, (ii) ordinary shares purchased by the Lock-Up Party pursuant to the underwriting agreement, if applicable, and (iii) ordinary shares received, after payment of tax liabilities, by the Lock-Up Party pursuant to the exercise of any warrant held or beneficially owned by the Lock-Up Party as of the date of this prospectus supplement or purchased by the Lock-Up Party pursuant to the underwriting agreement, if applicable, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted (such ordinary shares, options, rights, warrants or other securities, collectively, “Lock-Up Shares”).
The restrictions set forth above applicable to the Lock-Up Parties are subject to specified exceptions, including:
(a)
transfer its Lock-Up Securities:

(i)
to the Lock-Up Party’s officers or directors;

(ii)
to any affiliate(s) of the Lock-Up Party or any funds, investors, entities, or accounts that are managed, sponsored, or advised by such Lock-Up Party or its affiliates;

(iii)
in respect of (i) or (ii), in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family or to a charitable organization;

(iv)
in respect of (i) or (ii), in the case of an individual, by virtue of laws of descent and distribution upon death of such individual or pursuant to operation of law pursuant to a qualified domestic order or in connection with a divorce settlement;

(v)
in the case of any Lock-Up Party that is a corporation, partnership, limited liability company, trust, or other business entity, to any partners (general or limited), members, managers, shareholders, or holders of similar equity interests in the Lock-Up Party (or, in each case, its nominee or custodian) or any of its affiliates;

(vi)
in the case of any permitted transferee that is a corporation, partnership, limited liability company, trust, or other business entity, to any partners (general or limited), members, managers, shareholders, or holders of similar equity interests in the permitted transferee (or, in each case, its nominee or custodian) or any of its affiliates;

(vii)
by virtue of any binding law or order of a governmental entity or by virtue of any Lock-Up Party’s or permitted transferee’s organizational documents upon liquidation or dissolution of the Lock-Up Party or permitted transferee;

(viii)
as a distribution in kind in accordance with the organizational documents of the Lock-Up Party or a permitted transferee;

(ix)
for the purposes of granting a pledge(s) of Lock-Up Shares as security or collateral in connection with any borrowing or the incurrence of any indebtedness by the Lock-Up Party or a permitted transferee;

(x)
pursuant to a bona fide tender offer, merger, consolidation, or other similar transaction, in each case made to all holders of ordinary shares, involving a change of control (including negotiating and entering into an agreement providing for any such transaction), provided, however, that in the event that such tender offer, merger, consolidation, or other such transaction is not completed, the Lock-Up Shares shall remain subject to the lock-up; provided, further, that in the case of (i), (ii), (iii), and (iv), such permitted transferee agrees to the terms of the lock-up agreement.

Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the securities may only be made to persons, or to the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.
The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take into account the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate for their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Canada
The offered securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the representatives are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
In relation to its use in the Dubai International Financial Centre (the “DIFC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
European Economic Area
In relation to each member state of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of the securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)   to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b)   to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives; or
(c)   in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the securities shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Hong Kong
The offered securities may not be offered or sold by means of any document other than (i) in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Israel
In the State of Israel, this prospectus supplement shall not be regarded as an offer to the public to purchase our securities under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 – 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 – 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require us to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, or the Financial Instruments and Exchange Law, and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term, as used in this prospectus supplement means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 (the “SFA”) or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
(i)   to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)   where no consideration is or will be given for the transfer;
(iii)   where the transfer is by operation of law;
(iv)   as specified in Section 276(7) of the SFA; or
(v)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
Singapore Securities and Futures Act Product Classification: Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the common shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in our securities. The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

United Kingdom
In relation to the United Kingdom, no securities have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of securities may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
•
any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation); or

•
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (“FSMA”),

provided that no such offer of securities shall require the Issuer or any representative to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus supplement. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of us or the underwriters.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the FSMA.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

EXPENSES OF THE OFFERING
We estimate that our expenses in connection with this offering, other than underwriting discounts and commissions, will be as follows:
Expenses	Amount
SEC registration fee	$26,568
FINRA filing fee	$27,500
NYSE supplemental listing fee	$80,000
Legal fees	$1,315,000
Accounting fees and expenses	$195,200
Miscellaneous costs	$17,400
Total	$1,661,668
All amounts in the table are estimates except the SEC registration fee and the FINRA filing fee. We will pay all of the expenses of this offering.

LEGAL MATTERS
The validity of the securities being registered hereby and certain other matters of Cayman Islands law will be passed upon for us by Walkers (Cayman) LLP. Certain matters of U.S. federal law will be passed upon for us by Latham & Watkins LLP. Covington & Burling LLP, New York, New York, is representing the underwriters in connection with this offering.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered address of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH, United Kingdom.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman Islands experts named in this prospectus supplement, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.
We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 E 42nd St., 18th Floor, New York, New York 10168.
We have been advised by our Cayman Islands legal counsel, Walkers (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” the information into this prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement and the accompanying prospectus.
This prospectus supplement will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:
•
Our Annual Report of on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 14, 2024;

•
Our Current Reports on Form 6-K furnished to the SEC on November 21, 2024, October 24, 2024, September 20, 2024, August 15, 2024, August 2, 2024, March 20, 2024;

•
The information contained in our Current Reports on Form 6-K furnished to the SEC on the date of this prospectus supplement (including Exhibit 99.1), January 15, 2025 (excluding Exhibit 99.1 thereto), December 23, 2024 (including Exhibits 3.1, 4.1, 4.2, 4.3, 99.1, 99.2, 99.3, 99.4 and 99.5 thereto but excluding Exhibit 99.6 thereto, and as amended and supplemented by Amendment No.1 thereto furnished to the SEC on January 2, 2025), December 20, 2024 (including Exhibit 99.1 and Exhibit 99.2), December 20, 2024 (including Exhibits 99.2 and 99.3 thereto but excluding Exhibit 99.1), December 13, 2024 (including Exhibit 99.1 thereto), November 25, 2024 (including Exhibit 99.1 but excluding Exhibit 99.2); November 12, 2024 (including Exhibit 99.1 thereto, but excluding the quotation from the Company’s CEO), September 30, 2024 (including Exhibit 3.1); September 17, 2024 (including Exhibits 99.2, 99.3 and Exhibits 101.INS, 101.SCH, 101.CAL, 101.LAB, 101.PRE and 101.DEF thereto, but excluding Exhibit 99.1), September 17, 2024 (including Exhibit 99.1 thereto but excluding Exhibit 99.2), September 16, 2024 (including Exhibit 3.1 and Exhibit 99.2 thereto, but excluding Exhibit 99.1), August 16, 2024 (including Exhibit 99.1 thereto, but excluding Exhibit 99.2), May 24, 2024 (including Exhibit 99.1, but excluding the quotation by the Company’s Chief Executive Officer), May 1, 2024 (excluding Exhibit 99.1); and

•
the description of our securities contained in our registration statement on Form 8-A filed with the SEC on December 15, 2021 and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference any future annual reports on Form 20-F or periodic reports on Form 6-K we file with the SEC under the Exchange Act after the date of this prospectus supplement and prior to the completion of the offering contemplated hereby, but excluding any information furnished to, rather than filed with, the SEC.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and current reports on Form 6-K. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the registration statement and its materials.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You may obtain a copy of these documents by writing to or telephoning us at the following address: Vertical Aerospace Ltd., Unit 1 Camwal Court, Chapel Street, Bristol BS2 0UW, United Kingdom and our telephone number at that address is +44 117 457-2094. Alternatively, copies of these documents are available via our website (http://investor.vertical-aerospace.com), or as described above. The information on our website is not incorporated by reference into this prospectus supplement.
As a foreign private issuer, we are exempt from certain of the requirements under the Exchange Act including, among other things, the rules prescribing the furnishing and content of proxy statements, and the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS
Vertical Aerospace Ltd.
$180,000,000
Ordinary Shares
Preferred Shares
Warrants
Rights
Units

We may offer and sell up to $180,000,000 in the aggregate of our ordinary shares, par value $0.0001 per share (“ordinary shares”), preferred shares, warrants to subscribe for ordinary shares, rights to subscribe for ordinary shares and units consisting of any combination of the other types of securities offered under this prospectus from time to time in one or more offerings.
This prospectus provides you with a general description of the securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
We may add, update or change the information contained in this prospectus from time to time by incorporating by reference any document or filing a prospectus supplement, as required. You should read this entire prospectus, together with the documents we incorporate by reference, and any applicable prospectus supplement carefully before you make your investment decision.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, agents or other third parties, or directly to purchasers, or through a combination of these methods. If any third parties are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
Our ordinary shares and public warrants, with an exercise price of $11.50 per ordinary shares (“Public Warrants”), are listed on the New York Stock Exchange (the “NYSE”) under the symbols “EVTL” and “EVTLW,” respectively. On November 7, 2023, the last reported sales price of our ordinary shares as reported on the NYSE was $0.93 per share and the last reported sales price of our Public Warrants as reported on the NYSE was $0.05 per warrant.
We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $180,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or any document incorporated by reference herein or therein may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information contained in or incorporated by reference into this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and/or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.
Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, any applicable prospectus supplement or any related free writing prospectus.
As used in this prospectus, unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” “registrant,” “Company” and “Vertical” mean Vertical Aerospace Ltd. and its subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.
We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.
No action is being taken in any in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to an offering pursuant to and the distribution of this prospectus applicable to that jurisdiction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.
In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:
•
Our limited operating history and that we have not yet manufactured any non-prototype aircraft or sold any aircraft to eVTOL aircraft customers;

•
If we are unable to produce, certify or launch aircraft in the volumes or timelines projected;

•
Being an early-stage company with a history of losses, we expect to incur significant expenses and continuing losses in the foreseeable future;

•
Our markets are still in relatively early stages of growth, and such markets may not continue to grow, grow more slowly than we expect or fail to grow as large as we expect;

•
Our dependence on our partners and suppliers for the components in our aircraft and for our operational needs;

•
Any accidents or incidents involving eVTOL aircraft, developed by us or our competitors, could harm our business;

•
Our eVTOL aircraft may not be certified by transportation authorities for production and operation within any projected timeline, or at all;

•
All of the pre-orders we have received for our aircraft are conditional and may be terminated at any time by either party and any pre-delivery payments may be fully refundable upon certain circumstances;

•
Our aircraft may not perform at the level we expect and may have potential defects;

•
Our business has grown rapidly and expects to continue to grow significantly, and any failure to manage that growth effectively could harm our business;

•
Our dependence on recruiting and retaining our senior management team and other highly skilled personnel;

•
Our business plans require a significant amount of capital and we may not be able to raise additional funds when we need or want them, or at all, to fund our operations, which could force us to curtail or even cease our planned operations and the pursuit of our growth strategy;

•
Our limited cash and cash equivalents and recurring losses from our operations raise significant doubt (or raise substantial doubt as contemplated by Public Company Accounting Oversight Board standards) regarding our ability to continue as a going concern;

•
We previously identified material weaknesses in our internal controls over financial reporting, which if we fail to properly remediate, could adversely affect our results of operations, investor confidence in us and the market price of our ordinary shares; and

•
other risks and uncertainties described the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus.

Many important factors, in addition to the factors described above and in other sections of this prospectus, could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from estimates or forward-looking statements. We qualify all of our estimates and forward-looking statements by these cautionary statements.
The estimates and forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any estimate or forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus.

OUR COMPANY
Company Overview
Our purpose is to revolutionize the way we travel, in a more sustainable world. We are a global aerospace and technology company that is pioneering electric aviation, focused on designing, manufacturing and selling a zero operating emission electric vertical takeoff and landing (“eVTOL”) aircraft for use in the advanced air mobility market, using the most cutting-edge technology from the aerospace, automotive and energy industries.
Founded in 2016, we come from a deep aerospace and automotive mindset and have already designed, built and flew two sub-scale prototype eVTOL aircraft in 2018 and 2019. We are currently developing, and are progressing towards the certification of, our flagship eVTOL, the VX4. Our first full-scale VX4 prototype concluded its successful remote thrust-borne flight test campaign in August 2023. The assembly of our second full-scale VX4 prototype is underway. This more advanced prototype is expected to include the majority of the certification partners that will provide technology on our final certification aircraft.
In March 2023, the United Kingdom’s Civil Aviation Authority issued an eVTOL Design Organisation Approval (“DOA”) to our wholly-owned subsidiary, Vertical Aerospace Group Limited (“VAGL”). UK and European aerospace companies cannot hold a type certificate without being granted a DOA. The DOA authorises VAGL to conduct design activities and issue design approvals within the DOA’s scope of approval.
We are targeting the VX4 to be capable of transporting a pilot and up to four passengers, traveling distances of up to 100 miles, and achieving cruise speeds of 150 miles per hour, while producing minimal noise and zero operating emissions.
Company Information
The mailing address of our principal executive office is Unit 1 Camwal Court, Chapel Street, Bristol BS2 0UW, United Kingdom, and our telephone number is +44-177 457 2094. Our website address is https://www.vertical-aerospace.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely for informational purposes. Our agent for service of process in the United States is Cogency Global Inc.

RISK FACTORS
Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following summary of the material terms of our share capital is not intended to be a complete summary of the rights and preferences of such securities, and should be read together with our amended and restated memorandum and articles of association dated effective on December 1, 2021 (the “Articles”). We urge to you read the Articles in its entirety for a complete description of the rights and preferences of our share capital.
General
We are a Cayman Islands exempted company with limited liability (company number 376116). Our affairs are governed by our Articles and the Companies Act of the Cayman Islands, as amended and restated from time to time (the “Companies Act”).
Our objects are unrestricted, and Section 3 of our Articles provides that we shall have full power and authority to carry out any object not prohibited by any law.
Our register of members is maintained by Continental Stock Transfer & Trust Company.
Ordinary Shares
General
Our authorized share capital is $60,000 divided into 500,000,000 ordinary shares of a par value of $0.0001 each and 100,000,000 preferred shares of a par value of $0.0001 each. As of September 30, 2023, our issued share capital was $22,121 (221,211,021 ordinary shares in issue). All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing our issued and outstanding ordinary shares are generally not issued and legal title to our issued shares is recorded in registered form in the register of members. Holders of ordinary shares do not have any conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.
We currently have only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
Our board of directors (“Board”) may provide for other classes of shares, including classes of preferred shares, out of our authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares shall have such rights, restrictions, preferences, privileges and payment obligations as determined by our Board. If we issue any preferred shares, the rights, preferences and privileges of holders of our ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares. See “— Variations of Rights of Shares.”
As of September 30, 2023, there were 221,211,021 ordinary shares issued and outstanding. In addition, as of September 30, 2023, we had 21,889,935 ordinary shares issuable upon the exercise of outstanding warrants, and 20,743,514 ordinary shares issuable upon conversion of the Convertible Senior Secured Notes.
Dividends
The holders of our ordinary shares are entitled to such dividends as may be declared by our Board subject to the Companies Act and our Articles. Dividends and other distributions on issued and outstanding ordinary shares may be paid out of the funds of the Company lawfully available for such purpose, subject to any preference of any outstanding preferred shares. Dividends and other distributions will be distributed among the holders of our ordinary shares on a pro rata basis. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our Board and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, our overall financial condition, available distributable reserves and any other factors deemed relevant by our Board.

Voting Rights
Holders of ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders. A quorum required for a meeting of shareholders consists of members holding at least a simple majority of all voting share capital in issue at any such general meeting of the Company. Voting at any meeting of shareholders is by poll and not on a show of hands.
A special resolution will be required for important matters such as a merger or consolidation of the Company, change of name or making changes to our Articles or the voluntary winding up of the Company.
The adoption of any ordinary resolution by our shareholders requires the affirmative vote of a simple majority of the votes permitted to be cast by persons present (in person or by proxy) and voting at a general meeting at which a quorum is present, while a special resolution requires the affirmative vote of no less than two-thirds of the votes permitted to be cast by persons present (in person or by proxy) and voting at any such meeting, or, in each case, a unanimous resolution in writing.
Shareholder Meetings
Under our Articles, all general meetings of the Company other than annual general meetings are called extraordinary general meetings. Extraordinary general meetings for any purpose or purposes may be called at any time by a resolution adopted by the majority of our directors.
Our Articles do not permit our shareholders to request either an annual general meeting or an extraordinary general meeting. However, if an annual general meeting or an extraordinary general meeting is called by the directors, shareholders who are entitled to vote at the meeting and who comply with the notice provisions in the Articles may put forth a proposal. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.
Our Articles provide that notice of any general meeting shall be provided to each shareholder entitled to vote at such meeting not less than ten calendar days but not more than sixty calendar days before the date of the meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of an extraordinary general meeting, the purpose or purposes for which the meeting is called. Business transacted at an extraordinary general meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. No business shall be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. A quorum required for a meeting of shareholders consists of members holding at least a simple majority of all voting share capital in issue at any such general meeting of the Company.
Variations of Rights of Shares
Under the Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.
Options
Our board of directors is empowered to grant options with or without preferred, deferred, or other rights or restrictions. We currently have in place two employee incentive plans under which options in our ordinary shares can be granted to eligible employees.
Transfer of Ordinary Shares
Any of our shareholders may transfer all or any of their ordinary shares by an instrument of transfer in the usual or common form or any other form prescribed by the stock exchange, the SEC and/or any other competent regulatory authority or otherwise under applicable law, or approved by our Board, subject to the applicable restrictions of our Articles, such as the determination by the directors that a proposed transfer is not eligible.
Ownership Threshold
There are no provisions under Cayman Islands law applicable to us, or under the Articles, that require us to disclose shareholder ownership above any particular ownership threshold.
Rights of Non-Resident or Foreign Shareholders
There are no limitations imposed by the Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Articles governing the ownership threshold above which shareholder ownership must be disclosed.
Anti-Takeover Provisions in the Articles
Some provisions of the Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that authorizes our Board to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.
Liquidation
On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.
Calls on Shares and Forfeiture of Shares
Our Board may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Directors
Our management is vested in our Board. Our Articles provide that questions arising at any meeting of directors shall be decided by the votes of a majority of the directors presented at a duly held meeting at which a quorum is present, or by unanimous written resolution of the Board. The quorum necessary for any Board meeting shall consist of at least a majority of the members of our Board.
Each director shall hold office until the expiration of his or her term, until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.
There is no cumulative voting with respect to the appointment of directors.
Directors may be appointed either to fill a vacancy arising from the resignation of a former director or as an addition to the existing Board by the affirmative vote of a simple majority of the directors present and voting at a Board meeting. A vacancy on the Board created by the removal of a director may be filled by the election or appointment by an ordinary resolution at the general meeting at which such director is removed or by the affirmative vote of a simple majority of the remaining directors present and voting at a Board meeting. A director may be removed from office by a special resolution for cause at the general meeting of the shareholders, or by a special resolution where the Board makes a determination that removal of a director is in the best interests of the Company.
Under our Articles, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding their interest; provided that, in exercising any such vote, such director complies with their fiduciary duties and any other applicable duties.
Our directors are entitled to such remuneration as the directors may from time to time determine.
Indemnity of Directors and Officers
Our Articles provide that our Board and officers shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices to the fullest extent permitted under the laws of the Cayman Islands.
Differences in Company Law
Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements
In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is permitted or not prohibited by the constitutional documents of the company incorporated in another jurisdiction facilitated by the laws of that other jurisdiction).
Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by either (a) a special resolution (usually the affirmative vote of the holders of at least a two-thirds (2/3) majority of the issued ordinary shares of the company that are present in person or represented by proxy and entitled to vote thereon and who vote at the general meeting) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company if a copy of the plan of merger or consolidation is given to every member of the subsidiary company unless that member agrees otherwise.
The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the Cayman Islands court waives such requirement or makes such order as the Cayman Islands court otherwise considers reasonable. If the Registrar of Companies of the Cayman Islands is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies of the Cayman Islands will register the plan of merger or consolidation.
Where the merger or consolidation involves a foreign company and the surviving company is the Cayman Islands exempted company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in the jurisdiction in which the foreign company is existing; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.
Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice of such approval to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (c) above or within seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder may) shall file a petition with the Cayman Islands courts to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the Cayman Islands court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.
Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, that will generally be more suited for complex mergers or other transactions involving widely held companies. Such transactions, commonly referred to in the Cayman Islands as a “scheme of arrangement,” may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved (i) in respect a scheme of arrangement proposed between a company and its shareholders (or any class of shareholder), three fourths in value of the shareholders (or each class of shareholder) who attend and vote, either in person or by proxy, at a meeting (or meetings) convened for that purpose; or (ii) a scheme of arrangement proposed between a company and its creditors (or any class of creditors), a majority in number representing three fourths in value of the creditors (or each class of creditors) who attend and vote, either in person or by proxy, at a meeting (or meetings) convened for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Cayman Islands court. While a dissenting shareholder would have the right to express to the Cayman Islands court the view that the scheme of arrangement should not be sanctioned, the Cayman Islands court may be expected to sanction the scheme of arrangement if it satisfies itself that:
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the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;

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the shareholders have been fairly represented at the meeting in question;

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the arrangement is such as a businessman would reasonably approve; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement is sanctioned by the Cayman Islands court, the scheme of arrangement will be binding on all of the shareholders (or each class of shareholder) or creditors (or each class of creditor).
If a scheme of arrangement or takeover offer (as described below) is sanctioned by the Cayman Islands court, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.
Squeeze-out Provisions
When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Cayman Islands courts, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.
Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.
Shareholders’ Suits
Walkers (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
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a company is acting, or proposing to act, illegally or beyond the scope of its authority;

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the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

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those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.
Enforcement of Civil Liabilities
The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.
We have been advised by Walkers (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United

States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Special Considerations for Exempted Companies
We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except for the exemptions and privileges listed below:
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an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

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an exempted company’s register of members is not open to inspection;

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an exempted company does not have to hold an annual general meeting;

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an exempted company may issue shares with no par value;

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an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

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an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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an exempted company may register as a limited duration company; and

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an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Indemnification of Directors and Executive Officers and Limitation of Liability
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our Articles permit indemnification of officers and directors, to the fullest extent permitted under the laws of the Cayman Islands, for any liability and loss suffered and expenses, including legal expenses, incurred in their capacities as such in connection with any action, suit or proceeding, where civil, administrative or investigative. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors that will provide such persons with additional indemnification beyond that provided in our Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
Under Cayman Islands law, directors and officers owe the following fiduciary duties:
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duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

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duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

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directors should not improperly fetter the exercise of future discretion;

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duty to exercise powers fairly as between different sections of shareholders;

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duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

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duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.
As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Articles or alternatively by shareholder approval at general meetings.
Shareholder Action by Written Consent
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Articles provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Articles do not permit our shareholders to requisition either an annual general meeting or an extraordinary general meeting. However, if an annual general meeting or an extraordinary general meeting is called by the Directors, shareholders who are entitled to vote at the meeting and who comply with the notice provisions in the Articles may put forth a proposal. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, the Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation may be removed for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Articles, directors may be removed by the shareholders only for “Cause” (i.e., a conviction of a felony, the willful misconduct in the performance of director’s duties to the Company in a matter of substantial importance, or mental incompetency that directly affects such director’s ability to perform his or her obligations as a director) by a special resolution (except if the Board makes a determination that removal of a director by the shareholders by special resolution is in the best interests of the Company, then the definition of “Cause” shall not apply). A director will also cease to be a director if he or she (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) is prohibited by applicable law from being a director; or (v) the director absents himself or herself (for the avoidance of doubt, without being represented by proxy) from meetings of the Board for six consecutive months without special leave of absence from the directors, and the directors pass a resolution that he or she has by reason of such absence vacated office.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute under its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Under the Articles, if the Company is wound up, the liquidator of our company may distribute the assets with the sanction of an ordinary resolution of the shareholders and any other sanction required by law.
Variation of Rights of Shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.
Under the Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.
Amendment of Governing Documents
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote on the matter, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, the Articles may only be amended by a special resolution of the shareholders.
Directors’ Power to Issue Shares
Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, or other rights or restrictions.
Inspection of Books and Records
Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.
Holders of our shares have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records.

Waiver of Certain Corporate Opportunities
Under the Articles, the Company has renounced any interest or expectancy of the Company in, or in being offered an opportunity to participate in, certain opportunities where such opportunities come into the possession of one of our directors other than in his or her capacity as a director (as more particularly described in the Articles). This is subject to applicable law and may be waived by the relevant director.
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company.
Listing
Our ordinary shares and Public Warrants are listed on the New York Stock Exchange under the symbol “EVTL” and “EVTLW,” respectively.

DESCRIPTION OF PREFERRED SHARES
Our authorized share capital is $60,000 divided into 500,000,000 ordinary shares of a par value of $0.0001 each and 100,000,000 preferred shares of a par value of $0.0001 each. Our Articles provide that our Board may issue one or more series or preferred shares, with each of such series having such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are stated and expressed in any resolution or resolutions of the Board providing for the issue of such series.
The particular terms of any issue of preferred shares will be described in the prospectus supplement relating to the issue. Those terms may include:
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the title and number of preferred shares;

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the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

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the dividend rate on the preferred shares, the dividend payment dates, the periods in respect of which dividends are payable, whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

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whether the preferred shares shall be convertible into, or exchangeable for, ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

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the liquidation preference per preferred share, if any;

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voting rights, if any, of the preferred shares;

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other restrictions on transfer, sale or assignment, if any;

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a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the preferred shares; and

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any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the preferred shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.
The issuance of preferred shares could adversely affect the voting power of holders of our ordinary shares and reduce the likelihood that holders of our ordinary shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ordinary shares. The issuance of preferred shares also could delay, deter or prevent a change in control of the Company, or make removal of management more difficult. As of the date of this prospectus, there are no issued and outstanding preferred shares of any series.

DESCRIPTION OF WARRANTS
Issuable Warrants
We may issue warrants for the purchase of our ordinary shares. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
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the number of ordinary shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the date, if any, on and after which the warrants and the related ordinary shares will be separately transferable;

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the terms of any rights to redeem or call the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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a discussion of the material Cayman Islands and United States federal income tax consequences applicable to the warrants; and

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:
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to vote, consent or receive dividends;

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receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

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exercise any rights as shareholders of Vertical.

Each warrant will entitle its holder to purchase the number of ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase ordinary shares are exercised, the holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends on the ordinary shares or payments upon any winding up, liquidation or dissolution of the Company, if any.
The warrants will be governed by, and construed in accordance with, the laws of the State of New York, excluding choice of law provisions.

DESCRIPTION OF RIGHTS
The following summary description of the rights to subscribe for ordinary shares (the “Rights”), and any description of rights in the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable rights agreement and provisions of the certificate evidencing the Rights that will be filed with the SEC in connection with the offering of such Rights.
The Company may issue Rights that the Company may offer to its securityholders from time to time. The Rights may or may not be transferable by the persons purchasing or receiving the Rights. In connection with any Rights offering, the Company may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such Rights offering.
Each series of Rights will be issued under a separate rights agent agreement to be entered into between the Company and a bank or trust company, as rights agent, that the Company will name in the applicable prospectus supplement. The rights agent will act solely as the Company’s agent in connection with the Rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of Rights.
The prospectus supplement relating to any Rights that the Company may offer from time to time will describe specific terms relating to the offering, including, among other matters:
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the title of the Rights;

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the date of determining the securityholders entitled to the Rights distribution;

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the aggregate number of Rights issued and the aggregate number of ordinary shares purchasable upon exercise of the Rights;

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the exercise price;

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the date on which the Rights become exercisable and the date on which the Rights will expire;

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the extent to which the Rights include an over-subscription privilege with respect to unsubscribed Securities;

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if applicable, a discussion of the material Cayman Islands and/or United States federal income tax considerations applicable to the issuance or exercise of such Rights;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that the Company may enter into in connection with the Rights offering; and

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the material terms of the Rights, including terms, transferability, conditions to completion of the Rights offering, procedures and limitation relating to the exchange and exercise of such Rights.

Each Right would entitle the holder of the Rights to subscribe for cash the principal amount of ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the Rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised Rights will become void (unless subject to subscription by another third party pursuant to the terms of such rights offering as described in the relevant prospectus supplement).
If less than all of the Rights issued in any Rights offering are exercised, the Company may offer any unsubscribed Securities directly to persons other than the Company’s securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
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the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of the material Cayman Islands and United States federal income tax considerations applicable to the units; and

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any other terms of the units and their constituent securities.

The units will be governed by, and construed in accordance with, the laws of the State of New York, excluding choice of law provisions.

TAXATION
Material tax consequences relating to the purchase, ownership and disposition of any of the securities registered by this prospectus will be set forth in any applicable prospectus supplement relating to the offering of such securities.

PLAN OF DISTRIBUTION
We may sell our securities to or through one or more agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf may also purchase our securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement. The securities may be distributed from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any ordinary shares will be listed on NYSE, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The expenses of any offering of our securities will be detailed in the applicable prospectus supplement. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
We will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in a prospectus supplement.

LEGAL MATTERS
The validity of the securities being registered hereby and certain other matters of Cayman law will be passed upon for us by Walkers (Cayman) LLP. Certain matters of U.S. federal law will be passed upon for us by Latham & Watkins LLP.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered address of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH, United Kingdom.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.
We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 E 42nd St., 18th Floor, New York, New York 10168.
We have been advised by our Cayman Islands legal counsel, Walkers (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

EXPENSES
The following is a statement of expenses in connection with the distribution of the securities registered.
Expenses	Amount
SEC registration fee		$26,568
FINRA filing fee		*
Legal and accounting fees and expenses		*
Trustee and transfer agent fees and expenses		*
Miscellaneous costs		*
Total	$	*

*
Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:
•
Our Annual Report of on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 22, 2023;

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Our Current Reports on Form 6-K furnished to the SEC on April 21, 2023, May 16, 2023, July 5, 2023, July 19, 2023, August 3, 2023, August 9, 2023 and November 9, 2023;

•
The information contained in our Current Reports on Form 6-K furnished to the SEC on March 30, 2023 (excluding Exhibit 99.1 thereto) May 3, 2023 (including Exhibit 99.1 thereto, but excluding the quotation by the Company’s Founder and Chief Executive Officer), August 3, 2023 (excluding Exhibit 99.1 thereto), August 31, 2023 (excluding Exhibit 99.1 thereto) and November 9, 2023 (including Exhibit 99.1, but excluding the quotation by the Company’s Founder and Chief Executive Officer); and

•
the description of our securities contained in our registration statement on Form 8-A filed with the SEC on December 15, 2021 and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus, and any future reports on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any applicable prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address: Vertical Aerospace Ltd., Unit 1 Camwal Court, Chapel Street, Bristol BS2 0UW, United Kingdom and our telephone number at that address is +44 117 457-2094. Alternatively, copies of these documents are available via our website (http://investor.vertical-aerospace.com), or as described under “Where You Can Find More Information” below. The information on our website is not incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and current reports on Form 6-K. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the registration statement and its materials.
Our website is www.vertical-aerospace.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
As a foreign private issuer, we are exempt from certain of the requirements under the Exchange Act including, among other things, the rules prescribing the furnishing and content of proxy statements, and the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.